UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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TESORO CORPORATION
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TESORO CORPORATION

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2010

Tesoro Corporation will hold its 2010 Annual Meeting of Stockholders on Friday, June 4, 2010, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027, beginning at 8:30 A.M. Central Time:

1.       To elect the eight directors named in the Proxy Statement;

2.       To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2010; and

3.       To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Holders of common stock of record at the close of business on April 12, 2010, are entitled to notice of, and to vote at, the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. If you received a Notice of Internet Availability explaining how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or online unless you request a printed copy of the proxy materials. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

April 16, 2010
San Antonio, Texas

NOTICE: If your shares are held through a broker, bank or other nominee, you are the beneficial owner of those shares. Brokers are no longer permitted to vote in the election of directors without instructions from the beneficial owner. As a result, your shares will not be voted in the election of directors unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.

i

TESORO CORPORATION
PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation (the “Company,” “we,” or “our”) of proxies to be voted at the 2010 Annual Meeting of Stockholders to be held on Friday, June 4, 2010, beginning at 8:30 A.M. Central Time at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027, and at any adjournment or postponement of the meeting.

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted as follows:

(1)       “FOR” the eight directors nominated for election at the meeting, and

(2)       “FOR” the proposal to ratify Ernst & Young LLP as our independent auditors for fiscal year 2010.

At the close of business on April 12, 2010, the record date for the 2010 Annual Meeting, there were 141,604,494 shares of our common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

Our principal executive offices are located at 19100 Ridgewood Parkway, San Antonio, Texas 78259.

This Proxy Statement and accompanying form of proxy are first being made available to stockholders on or about April 16, 2010.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 16, 2010, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the 2010 Annual Meeting, the stockholders are requested to elect eight directors to hold office until the 2011 Annual Meeting of Stockholders or until their successors are qualified and elected. Each of the nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. William J. Johnson attained the age of 75 before the Annual Meeting but, in accordance with the Bylaws and Corporate

Governance Guidelines, the Board determined to not accept Mr. Johnson’s offer to resign and waived the retirement provision for one year due to his substantial contribution to the Board.

Each of the director nominees was elected at the 2009 Annual Meeting of Stockholders and is currently serving as a director of the Company, except for Greg Goff. Effective May 1, 2010, Mr. Goff will become our President and Chief Executive Officer and will be appointed by the Board to serve as a director until the 2010 Annual Meeting. Mr. Goff was recommended to the Governance Committee by a third-party search firm. Mr. Goff’s employment agreement with the Company provides that he will be a member of the Board. Also on that date, Bruce Smith will retire from his position as President and Chief Executive Officer. In connection with his departure, Mr. Smith will not be standing for reelection as a director at the 2010 Annual Meeting.

The Company has adopted a majority vote provision as part of our Corporate Governance Guidelines. Under this provision, in an uncontested election of directors (i.e., an election where the number of director nominees equals the number of director positions available), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to promptly tender his or her resignation to the Board following certification of the stockholder vote. The Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation and will publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, in a Form 8-K or 10-Q furnished to or filed with the SEC within ninety (90) days from the date of the certification of the stockholder vote.

Director and Nominee Experience and Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, which are described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. As set forth in the Corporate Governance Guidelines, these criteria include issues of diversity, age, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, Board members generally should have knowledge of the Company’s industry and should have background and experience that demonstrates an understanding of the financial and operational aspects of a large, complex company, including the associated risks. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

•	Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly oil refining and retail sales, which is relevant to understanding the Company’s business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan.

•	Legal experience, which is relevant to oversight of the Company’s legal and compliance matters.

•	Risk management experience, which is relevant to the Board’s oversight of the Company’s risk assessment and risk management programs.

•	Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure and overseeing the preparation of its financial statements.

•	Government/regulatory experience, which is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.

•	Strategic planning experience, which is relevant to the Board’s review of the Company’s strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping the Company attract, motivate and retain top candidates for management positions at the Company.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.

The specific qualifications and experience of the individual director nominees are set forth below under “Director Nominees.” For more information on the director nomination process, refer to “Director Nomination Process” below.

Director Nominees

Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the following nominees.

Rodney F. Chase Director since 2006 Age 66
Non-Executive Chairman for Petrofac Ltd. and Deputy Chairman of Tesco Plc.

Mr. Chase has been Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, since 2005. He also currently serves as Deputy Chairman of Tesco Plc. in the United Kingdom, an international retailing company. Mr. Chase spent 39 years with BP plc, an oil and gas company. He held positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. In 1986, he was appointed Chief Executive Officer of BP Finance International and Group Treasurer. From 1999 to 2003, Mr. Chase served as Deputy Chief Executive Officer and President, Exploration, Production, Refining and Marketing. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, Ltd., formerly an investment bank, in London, England.

As a former executive of BP, Mr. Chase brings to the Board leadership, industry and strategic planning experience. Mr. Chase also has financial/accounting, talent management and public company board experience.

Current Public Company Directorships: Computer Sciences Corporation, Nalco Holding Co., Petrofac Ltd., Tesco Plc

Greg Goff Director since 2010 Age 53
Mr. Goff will become President and Chief Executive Officer of the Company on May 1, 2010.

Mr. Goff has served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, since 2008. Mr. Goff has held various other positions at ConocoPhillips since 1981, including director and CEO of Conoco JET Nordic from 1998 to 2000; chairman and managing director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; president of ConocoPhillips European and Asia Pacific downstream operations from 2002 to 2004; president of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and president of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company, a private company, and was a member of the downstream committee of the American Petroleum Institute.

As an executive of an international energy company, Mr. Goff brings to the Board leadership, industry and strategic planning experience. Mr. Goff’s extensive service in various positions with ConocoPhillips also provides him with operations experience. In addition, Mr. Goff has public company board experience.

Current Public Company Directorships: DCP Midstream GP, LLC

Robert W. Goldman Director since 2004 Age 67
Financial Consultant

Mr. Goldman has been an independent financial consultant since 2002. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc., an international, integrated energy company. Prior to joining Conoco in 1988 as its Vice President and Controller, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman is a member of the Outside Advisory Council of Global Infrastructure Partners. He is a former chairman of the Accounting Committee of the American Petroleum Institute. He served as Vice President, Finance of the London-based World Petroleum Council from 2002 to July 2008.

As a financial consultant and former Senior Vice President and Chief Financial Officer of Conoco Inc., Mr. Goldman brings to the Board industry-specific and financial/accounting experience. Mr. Goldman also has a background in operations and public company board experience.

Current Public Company Directorships: El Paso Corporation, Parker Drilling Company, McDermott International Inc.

Steven H. Grapstein Director since 1992 Age 52
Chief Executive Officer of Como Holdings USA, Inc.

Mr. Grapstein has been Chief Executive Officer of Como Holdings USA, Inc. (formerly known as Kuo Investment Company and subsidiaries), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Como Holdings USA, Inc. Mr. Grapstein also has held the position of Chairman of Presidio International dba A/X Armani Exchange, a fashion retail company, since 1999. He is also a director of several privately held hotel and real estate entities.

As the Chief Executive Officer of an international investment group, Mr. Grapstein brings to the Board leadership, operations and financial/accounting experience. Mr. Grapstein also has talent management and public company board experience. In addition, Mr. Grapstein has extensive knowledge of the Company from his tenure on our Board.

Current Public Company Directorships: Mulberry Group

William J. Johnson Director since 1996 Age 75
President, Director, Sole Stockholder of JonLoc Inc.

Mr. Johnson has been a petroleum consultant since 1994 and President, Director and sole stockholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held independent oil and gas company.

Mr. Johnson brings to the Board broad industry experience having been previously employed as a senior executive at large integrated and smaller independent companies. Mr. Johnson also has a strong background in operations and corporate planning. In addition, Mr. Johnson has extensive knowledge of the Company from his tenure on our Board.

Former Public Company Directorships: Apache Corporation, Devon Energy Corporation, BJ Services Company, J. Ray McDermott, Camco International

J.W. Nokes Director since 2007 Age 63
Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation for ConocoPhillips

Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. Beginning in 1994, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committee. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based commercial bank.

As a former executive of ConocoPhillips, Mr. Nokes brings to the Board industry, operations, international and strategic planning experience. Mr. Nokes also has public company board experience.

Current Public Company Directorships: Albemarle Corporation

Donald H. Schmude Director since 1999 Age 74
Former Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc.

Mr. Schmude has 38 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

As a former executive of Texaco and Chief Executive Officer of Texaco Refining & Marketing Inc., Mr. Schmude brings to the Board leadership, talent management and industry experience. In addition, Mr. Schmude has extensive knowledge of the Company from his tenure on our Board.

Michael E. Wiley Director since 2005 Age 59
Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated

Mr. Wiley has 35 years experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Asia Pacific Exploration Consolidated, L.P., a privately held oil and gas company, and Post Oak Bank, N.A., a Houston-based commercial bank. He also serves as a Trustee of the Fidelity Funds.

As the former Chairman, President and Chief Executive Officer of Baker Hughes Incorporated and former President and Chief Operating Officer of Atlantic Richfield Company, Mr. Wiley brings to the Board leadership, industry, operations, strategic planning, and talent management experience. Mr. Wiley also has public company board experience.

Current Public Company Directorships: Bill Barrett Corporation

PROPOSAL NO. 2
RATIFY THE APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

The Company’s Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2010. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the Company’s stockholders for ratification at the annual meeting as a matter of good corporate governance. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees for 2009 and 2008

The following table presents fees for the years ended December 31, 2009 and 2008, for professional services performed by Ernst & Young LLP, or EY.

	2009	2008
Audit Fees (1)	$3,110,689	$3,134,655
Audit-Related Fees	-	-
Tax Fees (2)	$123,517	-
All Other Fees (3)	$2,865	$2,682
Total	$3,237,071	$3,137,337

(1)	Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of our consolidated financial statements, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings. The audit fees include the audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(3)	All Other Fees represent the aggregate fees paid to EY for a subscription to its web-based accounting and auditing research tool.

The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by EY are compatible with maintaining EY’s independence. In accordance with the Audit Committee charter, all audit and permitted non-audit services to be performed by EY must be approved in advance by the Audit Committee. All audit and non-audit services performed by EY have been pre-approved by the Audit Committee.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010.

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent audit firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent auditors (which report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Company’s management is primarily responsible for our internal control and financial reporting process. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Steven H. Grapstein, Chairman	February 27, 2010
Rodney F. Chase
Robert W. Goldman

Information About Prior Independent Auditors

Deloitte & Touche LLP provided audit services to the Company for the years ended December 31, 2006 and 2007. On March 6, 2008, the Audit Committee approved a change in its independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the year ended December 31, 2008 and approved the dismissal of Deloitte & Touche LLP. Deloitte & Touche LLP was notified of its dismissal on March 6, 2008.

The audit reports of Deloitte & Touche LLP on our consolidated financial statements as of and for the two fiscal years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph relating to a change in the method of accounting in 2006 for refined product sales and purchase transactions with the same counterparty that have been entered into in contemplation of one another, and for its pension and other post-retirement plans.

In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2006 and 2007 and through March 6, 2008, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused the firm to make reference to such disagreement in connection with its reports on our consolidated financial statements for such period. During each of the two fiscal years ended December 31, 2006 and 2007 and through March 6, 2008, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

CORPORATE GOVERNANCE

The Company has a longstanding commitment to good corporate governance. We have adopted Corporate Governance Guidelines that, along with the charters of our Board committees, provide the framework for the governance of the Company. Copies of the Corporate Governance Guidelines and charters of our Board committees are posted on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” Printed copies of these documents are available upon request to our Corporate Secretary.

Director Independence

The Board of Directors currently consists of eight directors, seven of whom are independent. The Board determined in early 2009 that Mr. Bookout, who resigned from the Board in February 2010, also was an independent director. The only current director who is not considered to be independent is Mr. Smith, who has served as our President and CEO and will be retiring from these positions effective May 1, 2010 but will continue to serve on the Board until the 2010 Annual Meeting. Mr. Goff, who will be appointed as our President and CEO and as a director effective May 1, 2010, will not be independent as he will be an executive officer of the Company.

The Board undertook its annual review of director independence in February 2010 and in the process reviewed the independence of each director nominee. The purpose of these reviews was to determine whether any of the director nominees had relationships or transactions that were inconsistent with a determination that the nominee is independent. During these reviews, among other things, transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries were considered. Based on this review, the Board affirmatively determined that each of the following director nominees has no material relationship with the Company and has satisfied the independence requirements of the New York Stock Exchange (“NYSE”): Messrs. Chase, Goldman, Grapstein, Johnson, Nokes, Schmude and Wiley.

Board Leadership

Currently, Mr. Smith serves as Chairman of the Board, President and CEO and Mr. Grapstein, an independent director, serves as Lead Director. The Board believes that the Company and its stockholders have been well served by the current leadership structure due to Mr. Smith’s experience and in-depth knowledge of the Company.

However, the Company’s Amended and Restated Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine from time to time whether the two roles should be separated based upon the Company’s and Board’s circumstances.

As discussed above, Mr. Goff has been appointed by the Board to serve as the Company’s new President and CEO effective May 1, 2010, and Mr. Smith will continue to serve as Chairman until the 2010 Annual Meeting. In connection with Mr. Goff’s appointment as President and CEO, the Board has elected Mr. Grapstein to succeed Mr. Smith as Chairman of the Board, effective immediately following the 2010 Annual Meeting. The Board believes that the separation of the positions of the Chairman and CEO is appropriate at that time as it will allow the Company’s new CEO to focus primarily on his management responsibilities. In addition, the Board believes that a leadership structure that separates the positions of Chairman and CEO, with the position of Chairman being held by an independent director, currently is in the best interests of the Company and its stockholders.

Committees of the Board of Directors

The Board has the following standing committees: Audit Committee, Compensation Committee, Environmental, Health & Safety Committee, and Governance Committee, each of which has a written committee charter. The Board has determined that all of the members of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and SEC. The primary responsibilities of each of the standing committees, as well as current membership and meeting information for 2009, are set forth below.

Environmental,
			Health		Board of
Director	Audit	Compensation	& Safety	Governance	Directors
Rodney F. Chase	X		X		X
Greg Goff (1)
Robert W. Goldman	X			Chair	X
Steven H. Grapstein	Chair			X	X
William J. Johnson		X		X	X
J.W. Nokes		X	Chair		X
Donald H. Schmude			X	X	X
Bruce A. Smith (2)					X
Michael E. Wiley		Chair	X		X
2009 Meetings	5	7	4	7	9

(1)	Mr. Goff will be appointed to the Board effective May 1, 2010.

(2)	As a result of his retirement as CEO effective May 1, 2010, Mr. Smith will not be standing for reelection at the 2010 Annual Meeting.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to the Company and its stockholders relating to its oversight of management and its auditors concerning:

•	Corporate accounting;

•	Financial reporting practices;

•	The quality and integrity of the Company’s financial reports; and

•	The Company’s systems of disclosure controls and procedures and internal controls over financial reporting.

For more information on the responsibilities and activities of the Audit Committee, see “Audit Committee Report” above.

The Board has determined that each member of the Audit Committee is financially literate and that each member qualifies as an “audit committee financial expert,” as defined by SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including the Company, except Mr. Chase, who serves on the audit committees of four public companies, including the Company. The Board has determined that Mr. Chase’s service on the audit committees of these four public companies does not impair his effectiveness on the Company’s Audit Committee as he is always very well prepared and makes significant contributions to the Audit Committee.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board to our stockholders with respect to our compensation programs and compensation of our CEO and other members of our senior management. Specifically, the Compensation Committee:

•	Approves our compensation philosophy, the annual salary, annual bonus, long-term compensation and other benefits for the CEO and members of our senior management;

•	Provides advice to the Governance Committee annually on Board compensation; and

•	Annually reviews the aggregate amount of base pay, bonuses, equity and long-term incentives and other benefit programs for employees below the senior management level, with an emphasis on programs that develop leadership potential of managers and executives.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” below.

Environmental, Health & Safety Committee

The Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities for environmental, health and safety matters. Specifically, the Environmental, Health & Safety Committee:

•	Reviews and approves at least annually our environmental, health and safety policies;

•	Reviews management’s programs for compliance with the Company’s environmental, health and safety policies, applicable laws and regulations;

•	Reviews periodically with management its environmental, health and safety activity with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial or physical exposure;

•	Reviews and assesses periodically our significant environmental, health and safety liabilities reported in the financial statements; and

•	Reviews periodically significant capital expenditures that may have a material environmental, health or safety impact or risk exposure.

Governance Committee

The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to our stockholders. Specifically, the Governance Committee:

•	Identifies individuals qualified to become directors and recommends candidates to the Board;

•	Oversees the annual evaluation of the Board, the committees of the Board and the CEO; and

•	Reviews and makes recommendations to the Board regarding:

▪	the organization and structure of the Board and the committees of the Board;

▪	compensation for the non-management, independent members of the Board; and

▪	the Corporate Governance Guidelines and other corporate governance matters.

Board Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. In doing so, the Board has delegated oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The Audit Committee oversees and is responsible for reviewing the Company’s processes for consistency with its policies with respect to risk assessment and risk management, including guidelines and policies that govern the processes. The Audit Committee also oversees and is responsible for reviewing the Company’s major financial risk exposures and the steps management has undertaken to monitor and manage them, as well as financial reporting and internal controls. The Environmental, Health & Safety Committee oversees environmental, health and safety risks and is responsible for reviewing the Company’s policies, performance and practices relating to these risks to the Company’s employees and assets, and the communities and environment the Company operates in. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

The Company has established a Risk Management Committee (the “RMC”) comprised of senior level business management leadership. The RMC reports to the management-level Executive Committee consisting of the Company’s CEO, Executive Vice President and CFO, Executive Vice President and Chief Operating Officer and Executive Vice President, General Counsel and Secretary. The RMC is chaired by the Company’s Vice President, Strategy who also oversees the Company’s Enterprise Risk Management Group. The RMC and Enterprise Risk Management Group facilitate an annual review to assess and prioritize the Company’s risks. Subject matter experts within the Company participate in the annual review to assess primarily financial, strategic and operational risks. The Enterprise Risk Management Group continually interacts with the RMC and all levels of the Company’s organization to assess the status and effectiveness of risk responses, to identify emerging risks and to enhance the Company’s risk assessment and mitigation practices. The RMC meets monthly throughout the year to continually review priority risks, risk responses and emerging risks and facilitate management’s continual improvement of monitoring and managing risks. The Vice President, Strategy meets periodically with the Executive Committee to report on the activities of the RMC. Subcommittees of the RMC exist to assess and manage specific risks of the Company.

The Board and the Audit and Environmental, Health & Safety Committees annually discuss with management the Company’s policies with respect to risk assessment and risk management. Throughout the year, the Board and each of the Audit and Environmental, Health & Safety Committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and manage such risks and exposures. The Board receives periodic reports from executive management on the Company’s strategic risks. In addition, the Audit Committee receives annual reports from management of the results of the annual survey and assessments conducted by management to identify the Company’s annual priority risk profile. The Audit Committee approves an annual internal audit plan which incorporates priority risk management activities of the Company and receives regular reports of the Company’s audit activities throughout the year. The Environmental, Health & Safety Committee approves an annual environmental, health and safety plan which also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of the Company’s activities managing those risks.

Risk Considerations in our Compensation Program

Our Compensation Committee has reviewed management’s assessment of the risk associated with the Company’s current compensation programs covering its employees, including executives, and has discussed the concept of risk as it relates to our compensation programs. Management’s risk assessment and the Compensation Committee’s review considered the following:

•	The Company’s compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation such that no one pay element would motivate employees to engage in excessive risk taking.

•	The characteristics of the Company’s annual incentive program design do not lend themselves to excessive risk taking by:

▪	Consistently establishing the target value of annual incentives on the basis of external market data and at levels relative to total direct compensation (base salary plus short-term and long-

term incentives) that would not promote excessive risk taking to meet or exceed performance objectives;

▪	Funding annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

▪	Incorporating pre-established caps in any awards;

▪	Not having separate incentive programs for our energy trading group; and

▪	Establishing performance targets that are objectively determined with verifiable results.

•	The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing a mix of stock options or stock appreciation rights, which only reward employees if the Company’s stock price increases, and time vested restricted stock, which generates a relatively stable source of income, reducing the motivation employees may have to take excessive risks.

•	The Company’s executive stock ownership guidelines promote its senior executives having a substantial stake in the Company’s long-term success.

The Company has established a “clawback” policy that allows the Board of Directors to recoup incentive compensation received by a senior executive for misconduct resulting in a material financial restatement. The “clawback” policy is discussed in more detail under the heading “Compensation Discussion and Analysis — Clawback Policy” in this Proxy Statement.

Director Nomination Process

The Governance Committee considers from time to time suitable candidates for membership on the Board, including candidates recommended by stockholders. Stockholder candidates will be evaluated in accordance with the criteria for director selection described above under “Director and Nominee Experience and Qualifications.” With respect to the 2011 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must write to the Corporate Secretary at the address set forth on page 53 of this Proxy Statement during the period beginning on December 6, 2010, and ending on March 6, 2011 and include the name of and contact information for the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form provided by the Company.

Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described below under “Stockholder Proposals”. The Governance Committee has not received any recommendations for Board members from stockholders for the 2010 Annual Meeting.

The Governance Committee is seeking additional candidates to serve on our Board and has hired a search firm to assist in this effort. In seeking potential director candidates, the search firm was instructed to seek candidates that meet the Governance Committee’s criteria, including minority and gender diversity. The search currently is under way. A preliminary list of candidates has been identified, and approximately a quarter of the candidates are women, minorities or both. The Governance Committee is in the process of reviewing these candidates.

Director Attendance

The Board of Directors met nine times during 2009. Each director as of the date of this Proxy Statement (not including Mr. Goff who will join the Board on May 1, 2010) attended more than 95% of the meetings of the Board and committees on which such director served during 2009. In addition, in 2009 the independent directors met in executive session five times. Our Corporate Governance Guidelines provide that all members of the Board are expected to attend the Company’s annual meeting of stockholders, and all of our directors as of the date of this Proxy Statement (not including Mr. Goff who will join the Board on May 1, 2010) attended the 2009 Annual Meeting of Stockholders.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” Printed copies of these documents are available upon request to our Corporate Secretary. We will post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics for Senior Financial Executives.

Communicating with the Board

Persons may communicate with the Board, or directly with Mr. Grapstein, currently Lead Director and, effective June 4, 2010, Chairman of the Board, or the independent members of the Board, by submitting such communication in writing to:

c/o Lead Director or Chairman of the Board of Directors
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Company’s Audit Committee may do so by submitting such communication in writing to:

c/o Chairman of the Audit Committee
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

TRANSACTIONS WITH RELATED PERSONS

The Company did not have any transactions with any related persons (as described below) requiring disclosure since the beginning of 2009.

Our Board of Directors has not adopted a formal written related person transaction approval policy. However, the Company uses the procedure described below when reviewing, approving, or ratifying “related person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This procedure applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which the Company is a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by the Company to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	Transactions available to all employees or all stockholders on the same terms;

•	Purchases from the Company in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in the Company’s filings with the SEC; and

•	Transactions, which when aggregated with the amount of all other transactions between the related person and the Company, involve less than $120,000 in a fiscal year.

Our Audit Committee approves any related person transaction before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it is brought to the Audit Committee for ratification, amendment or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman of our Audit Committee must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee analyzes the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and

•	The interests of all related persons in the transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person following certain procedures designated by the Audit Committee.

STOCK OWNERSHIP

Security Ownership by Directors and Executive Officers

The following table shows the beneficial ownership of our common stock reported to us as of April 1, 2010, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shares credited to accounts under our Thrift Plan, for each director and nominee, the CEO, our other four most highly compensated officers during 2009 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed. As of April 1, 2010, there were 141,008,923 shares outstanding.

				Common
		Common		Stock for
		Stock	Common	which
	Common Stock	Underlying	Stock	Beneficial		Total Stock-
	Owned of	Exercisable	Credited	Ownership		Based
	Record	Options	under	is Otherwise		Ownership	Percent of
	(1)	(2)	Thrift Plan	Attributed		(3)	Class
Directors and Nominees

John F. Bookout (4)	30,854	19,000	-	-		49,854	*

Rodney F. Chase	5,996	19,000	-	-		24,996	*

Greg Goff (5)	-	-	-	-		-	-

Robert W. Goldman	7,872	37,000	-	-		44,872	*

Steven H. Grapstein	41,293	51,000	-	21,502	(6)	113,795	*

William J. Johnson	36,039	45,000	-	-		81,039	*

J.W. Nokes	6,066	19,000	-	-		25,066	*

Donald H. Schmude	16,970	51,000	-	-		67,970	*

Michael E. Wiley	12,942	31,000	-	-		43,942	*

Named Executive Officers

Bruce A. Smith	1,104,776	2,660,808	25,298	-		3,790,882	2.6%

William J. Finnerty	119,864	375,000	5,864	-		500,728	*

Gregory A. Wright	106,554	341,500	9,689	-		457,743	*

Everett D. Lewis	102,016	412,800	949	-		515,765	*

Charles S. Parrish	33,749	226,700	10,022	-		270,471	*

All Current Directors and Executive Officers as a Group (12 individuals)	1,594,137	4,269,808	51,822	21,502	(6)	5,937,269	4.1%

*	Less than 1.0%

(1)	Includes shares of unvested restricted stock.

(2)	Includes shares that the listed persons had the right to acquire through the exercise of stock options on April 1, 2010, or within 60 days thereafter.

(3)	Units of phantom stock, payable in cash, which have been credited to the directors under the Board of Directors Deferred Compensation Plan and the Phantom Stock Plan are not included in the shares shown above.

(4)	Mr. Bookout resigned from the Board effective February 25, 2010.

(5)	Mr. Goff will be appointed to the Board effective May 1, 2010.

(6)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of December 31, 2009 (unless otherwise noted) beneficially owned more than 5% of the outstanding shares of the Company’s common stock.

	Amount and Nature of
	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class (1)
BlackRock Inc. (2)	12,874,826	9.1%
40 East 52nd Street New York, NY 10022

Tradewinds Global Investors, LLC (3)	12,295,001	8.7%
2049 Century Park East, 20th Floor Los Angeles, CA 90067

The Vanguard Group, Inc. (4)	7,995,849	5.7%
100 Vanguard Blvd. Malvern, PA 19355

Janus Capital Management, LLC (5)	7,677,012	5.4%
151 Detroit Street Denver, CO 80206

State Street Bank & Trust Company (6)	7,176,340	5.1%
One Lincoln Street Boston, MA 02111

(1)	Based on the number of shares outstanding (141,008,923) on April 1, 2010, plus the number of shares acquirable by the specified person(s) within 60 days of April 1, 2010.

(2)	The number of shares reported in the table are as of February 26, 2010. According to a Schedule 13G filed with the SEC on March 9, 2010, BlackRock Inc. has sole voting power and sole investment power with regard to 12,874,826 shares of the Company’s common stock.

(3)	According to a Schedule 13G filed with the SEC on February 12, 2010, Tradewinds Global Investors, LLC has sole voting power with regard to 9,796,971 shares of the Company’s common stock and sole investment power with regard to 12,295,001 shares of the Company’s common stock.

(4)	According to a Schedule 13G filed with the SEC on February 8, 2010, The Vanguard Group, Inc. has sole voting power with regard to 223,304 shares of the Company’s common stock, sole investment power with regard to 7,796,245 shares of the Company’s common stock and shared investment power with regard to 199,604 shares of the Company’s common stock.

(5)	According to a Schedule 13G filed with the SEC on February 16, 2010, Janus Capital Management, LLC has sole voting power with regard to 6,865,430 shares of the Company’s common stock, shared voting power with regard to 811,582 shares of the Company’s common stock, sole investment power with regard to 6,865,430 shares of the Company’s common stock and shared investment power with regard to 811,582 shares of the Company’s common stock.

(6)	According to a Schedule 13G filed with the SEC on February 12, 2010, State Street Bank & Trust Company has shared voting power and shared investment power with regard to 7,176,340 shares of the Company’s common stock. State Street Bank & Trust Company disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to the Company and any written representations, we believe that during the year ended December 31, 2009, our directors, executive officers and holders of more than 10% of our voting stock complied with all Section 16(a) filing requirements.

COMPENSATION OF DIRECTORS

Director Compensation Program

The Board approved changes to its compensation program for directors who are not employees, effective May 1, 2009. Prior to May 1, 2009, directors received an annual retainer of $100,000, payable 50% in cash and 50% in common stock of the Company. The new program provides for an annual retainer of $220,000, payable 50% in cash and 50% in phantom stock (cash denominated units which track the Company’s stock price) that must be deferred for a minimum of three years before it may be distributed to a director. The new program eliminates the annual grant of 3,000 stock options (which had an average annual grant date value of $102,000 from 2006 through 2008) and the annual crediting of deferred phantom stock valued at $7,250 to the Director Deferred Phantom Stock Plan. The Company implemented changes to the design of our non-employee director compensation program to eliminate the significant year-to-year variability in compensation levels caused by the fixed grant of stock options and adjusted pay levels to the median (50th percentile) of the peer group of companies considered for executive compensation purposes (discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading “Comparative Analysis”). The new compensation program did not change the level of Lead Director and Committee Chair fees and continues our practice of not paying meeting attendance fees.

During 2009, we provided the following annual compensation to directors who are not employees under the old compensation program through April 30, 2009, and under the new compensation program thereafter. We do not pay management directors for Board service in addition to their regular employee compensation.

Retainer and Fees

Non-Employee Director Annual Retainers*
Board of Directors	$100,000/$220,000**

Lead Director	$25,000

Audit Committee Chair	$15,000

Compensation Committee Chair	$10,000

Environmental, Health & Safety Committee Chair	$8,000

Governance Committee Chair	$8,000

*	In addition to the retainers set forth in the table, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of any Board committee of which they are a member and our annual meeting of stockholders.

**	Until May 1, 2009, the Annual Base Retainer of $100,000 was payable 50% in cash and 50% in common stock of the Company under the 2005 Director Compensation Plan. From and after May 1, 2009, the Annual Base Retainer of $220,000 was payable 50% in cash and 50% in phantom stock that must be deferred for a minimum of three years before it may be distributed to a director.

Information on Director Compensation Plans

2005 Director Compensation Plan

Prior to May 1, 2009, non-employee directors received 50% of their annual retainer fee in common stock under the Tesoro Corporation 2005 Director Compensation Plan, which we refer to as the 2005 Plan. The number of shares of our common stock to be delivered to each non-employee director was determined by dividing the amount of the non-cash portion of the annual retainer fee earned during the service period by the fair market value of our common stock on the last trading day during such service period (generally, determined as the closing sale price of the common stock on that date as reported on the NYSE). Effective May 1, 2009, the payment of the non-cash portion of the annual retainer fee in common stock under the 2005 Plan was eliminated.

Board of Directors Deferred Compensation Plan

Under the Tesoro Corporation Board of Directors Deferred Compensation Plan, a director electing to participate may defer a minimum of 20% and up to 100% of his total cash compensation, annual retainer paid in cash or Committee Chair fees, for the ensuing year into an interest-bearing deferred cash account maintained by us. Interest is applied each quarter to the beginning account balance at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points (5.25% at December 31, 2009). The Board of Directors Deferred Phantom Stock Plan was merged into the Deferred Compensation Plan, effective as of May 1, 2009. One-half of each non-employee director’s annual retainer fee is mandatorily deferred as a non-elective contribution to a deferred phantom stock account. The deferred phantom stock must be held in the account for at least three years regardless of whether the director is an active member of the Board. A director may also elect to defer the phantom stock beyond the mandatory three-year period. In addition, a non-employee director may elect to defer a minimum of 20% and up to 100% of the cash portion of the director’s annual retainer into the director’s deferred phantom stock account.

All payments under the Deferred Compensation Plan are solely our obligation. Upon the disability or death of a participating director or upon a change of control (as defined in the Deferred Compensation Plan), the balance in the director’s account under the Deferred Compensation Plan is payable to him or his beneficiary or beneficiaries, as applicable, in one lump sum.

Director Compensation Table

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned or			Deferred
	Paid in	Stock	Option	Compensation	All Other
	Cash	Awards	Awards	Earnings	Compensation
	($)	($)	($)	($)	($)	Total
Name	(1)	(2)	(3)	(4)	(5)	($)
John F. Bookout (6)	90,000	98,347	-	-	372	188,719

Rodney F. Chase	98,333	98,347	-	-	900	197,580

Robert W. Goldman	67,800	134,347	-	181	900	203,228

Steven H. Grapstein	130,000	98,347	-	2,453	228	231,028

William J. Johnson	103,471	98,347	-	-	1,319	203,137

J.W. Nokes	103,564	98,347	-	-	588	202,499

Donald H. Schmude	2,769	188,347	-	1,918	1,224	194,258

Michael E. Wiley	100,705	98,347	-	190	372	199,614

(1)	Of the fees earned, the following amounts were elected by the director to be deferred pursuant to the Board of Directors Deferred Compensation Plan into the deferred cash account: Mr. Goldman, $3,200 and Mr. Schmude, $2,769.

(2)	Under the 2005 Plan, prior to May 1, 2009, a portion of the retainer fee was paid to each director in the form of shares of common stock of the Company. The amounts shown in this column reflect the aggregate grant date fair value of stock awards granted to the non-employee directors during the fiscal year, calculated in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. Effective May 1, 2009, one-half of each non-employee director’s annual retainer fees that would otherwise be paid to the director on such date is automatically deferred as a non-elective contribution into the director’s deferred phantom stock account. In addition, the director may elect to defer a minimum of 20% up to 100% of one-half of each non-employee director’s annual retainer fee paid in cash into a deferred phantom stock account. Of the fees earned, the following amounts were either elected by the director to be deferred and/or mandatorily deferred into the deferred phantom stock account: Mr. Bookout, $73,333; Mr. Chase, $73,333; Mr. Goldman, $109,333; Mr. Grapstein, $73,333; Mr. Johnson, $73,333; Mr. Nokes, $73,333; Mr. Schmude, $163,333 and Mr. Wiley, $73,333.

(3)	No options were granted in 2009. The table below reflects the total options outstanding as of the end of the year for each non-employee director.

Director	Total Options Outstanding (#)
John F. Bookout	19,000

Rodney F. Chase	19,000

Robert W. Goldman	37,000

Steven H. Grapstein	51,000

William J. Johnson	51,000

J.W. Nokes	19,000

Donald H. Schmude	51,000

Michael E. Wiley	31,000

(4)	Directors may elect to defer all or a portion of the Lead Director and Committee Chair fees to the Board of Directors Deferred Compensation Plan. Amounts deferred are to be credited with interest, as applied at the end of each calendar quarter to the balance at the end of the prior calendar quarter, at the prime rate plus 2%. The amounts shown represent interest credited exceeding 120% of the applicable federal rate.

(5)	Directors are provided with life insurance coverage for which the Company pays the premium as listed in this column. We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each non-employee director. For each non-employee retired director, we provide group life insurance benefits in the amount of $50,000 and accidental death and dismemberment insurance up to a maximum of $50,000 for a period of time equal to the time the individual served as a director.

(6)	Mr. Bookout resigned from the Board effective February 25, 2010.

Director Stock Ownership Guidelines

Concurrent with adoption of the 2009 director compensation program, the Board approved changes to the Director Stock Ownership Guidelines to better reflect current best practices. Whereas the prior guidelines required a director to own stock equal to at least three times his or her annual retainer within three years of being elected to the Board, the new guidelines require directors to own stock (either directly or as deferred phantom shares) valued at five times their annual cash retainer. Current directors have five years from May 1, 2009 to meet the ownership target. New directors will have five years from their initial election to the Board to meet their ownership requirement. Once the requirement is met, the directors must retain their level of ownership until they no longer serve on the Board. All current directors either meet the guidelines or are within the initial five-year period.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation practices. Further, this CD&A explains key executive compensation decisions that were made for 2009 and the most important factors relevant to such decisions. This CD&A provides context and background for the compensation awarded to and earned by our named executive officers (“NEOs”), as reflected in the tables and narratives that follow the CD&A. Our NEOs for 2009 were as follows:

•	Bruce A. Smith, Chairman of the Board of Directors, President and Chief Executive Officer;

•	Gregory A. Wright, Executive Vice President and Chief Financial Officer;

•	Everett D. Lewis, Executive Vice President and Chief Operating Officer;

•	William J. Finnerty, Executive Vice President, Strategy and Corporate Development; and

•	Charles S. Parrish, Executive Vice President, General Counsel and Secretary.

After the end of the fiscal year, we hired a new CEO, Mr. Goff. Mr. Smith will retire and Mr. Goff will become President and CEO, effective May 1, 2010. Also after the end of the fiscal year, Mr. Finnerty retired from the Company. The terms of Mr. Goff’s employment are summarized under the headings “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Contracts” and “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement. The terms of Mr. Finnerty’s retirement are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Compensation Philosophy

Our total compensation philosophy is to provide a mix of cash and equity awards, fixed versus variable compensation, and employee benefits for our NEOs, senior executives and other employees to:

•	Pay for performance with a significant percentage of total compensation based upon financial and operational results;

•	Inspire teamwork and motivate superior individual performance;

•	Compensate all employees competitively and equitably; and

•	Align executive performance with achieving sustained long-term growth in stockholder value.

We believe that annual incentive bonuses should be paid only if the goals set by our Compensation Committee are attained. As a result, in the 2009 performance year, because we did not attain the financial conditions that the Compensation Committee set for the payment of annual incentive bonuses, none of the NEOs, senior executives or other employees received a bonus for the 2009 performance year.

Our Compensation Committee

All compensation and awards to our NEOs are made by our Compensation Committee, which is composed of three independent directors. The CEO, CFO, the General Counsel, the Senior Vice President, Administration and the Managing Director, Compensation and Benefits attend regular Compensation Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested. At the request of any member of the Committee, a meeting concludes with an executive session during which only the Compensation Committee members are present.

The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the Governance Committee. The Governance Committee receives a list of individual goals from the CEO each year during the first quarter and the CEO formally reviews his performance against the goals with the Board during the year and after the close of the fiscal year. The Governance Committee evaluates the CEO’s performance and reports the results to the Compensation Committee. The Compensation Committee uses the performance evaluation report, market data and input from its independent consultant to determine the CEO’s base salary, annual cash incentive plan award payout and long-term equity incentive awards.

Our CEO reviews with the Compensation Committee base salary and short-term and long-term compensation for our other executive officers including the NEOs. The reviews are based on factors including financial and operational results, individual contributions in obtaining those results, achievement of individual goals, and market data. Recommendations are made after finalizing our financial and operational results for the prior fiscal year and the Board of Directors’ approval of our annual capital budget.

The performance reviews of our executive officers are considered by the CEO and the Compensation Committee when making decisions on setting base salary, bonus targets, payments under our annual cash incentive program and grants of long-term equity incentive awards.

When approving changes in total compensation for our officers at the Senior Vice President level and above, the Compensation Committee reviews individual compensation data sheets, which provide information on each executive’s current and past compensation including base salary, annual cash incentive compensation and long-term equity incentive awards. The Committee uses the data in the individual compensation data sheets as an informational tool to review how a change in the amount of each compensation element affects the executive’s total compensation and to review each executive’s total compensation in the aggregate. Based upon its most recent review, the Compensation Committee determined that total compensation, in the aggregate, for our executives was consistent with the Compensation Committee’s expectations and the Company’s compensation philosophy described above.

Compensation Consultants

With respect to fiscal 2009 compensation decisions, the Compensation Committee engaged Towers Perrin (now Towers Watson) as a consultant to review our compensation practices and to compare the compensation of our executive officers to that of our peers, as discussed in further detail below under the heading “Comparative Analysis.” As discussed under the heading “2010 Compensation Program,” in late 2009 and in preparation for fiscal 2010 decisions, the Compensation Committee engaged Frederic W. Cook & Co. to be its compensation consultant going forward.

Comparative Analysis

For fiscal 2009, the Compensation Committee engaged Towers Perrin as a consultant to review our compensation practices and to compare the relative compensation for 14 senior management positions, including those of our NEOs. Towers Perrin compared the relevant compensation for our senior management positions with a group of 326 companies (with revenues ranging from $7.1 million to $477.4 billion), which we refer to as the “smokestack group”. The names of these companies are listed in Appendix A to this Proxy Statement. The smokestack group is a subset of data from Towers Perrin’s general industry executive compensation database. This group excludes companies from industries considered by us to compensate executives significantly differently than most mainstream industrial companies, including us (i.e., technology, media, pharmaceutical, financial services, healthcare and telecommunications companies). The companies included in the smokestack group vary greatly in size and are mostly publicly traded but also include some private companies.

We generally target base salaries and annual incentives to the 50th percentile of the smokestack group. We have chosen the 50th percentile for these compensation components because we believe it allows us to attract and retain executives. We believe that the smokestack group provides an appropriate basis for these comparisons because we compete for executive talent with this group and because the members of this group are often industrial companies which include fully integrated oil companies and refining and retail marketing companies, all of which require large capital expenditures to grow their businesses with long periods of time required to determine the success of their capital spending. In addition to the smokestack group, for purposes of comparing long-term incentive awards, we use a smaller subset of the companies in the smokestack group with revenues in excess of $10 billion (the “modified smokestack group”). The modified smokestack group is used because the larger smokestack group is comprised of many companies with much smaller revenues than the Company’s. Since revenue size is a key factor in determining long-term compensation pay levels, we feel using companies with comparable revenues provides a better basis for setting the long-term incentive pay element. The names of the companies included in the modified smokestack group are highlighted in Appendix A to this Proxy Statement. We generally target long-term incentive compensation to the 50th percentile of the modified smokestack group. As with base salaries and annual incentives, we have chosen the 50th percentile for long-term incentive compensation because we believe it allows us to attract and retain executives. We use the data from the smokestack group and modified smokestack group rather than companies in our own industry because the relatively small number of independent refiners would not provide a statistically valid tool on which to base compensation decisions.

Because we compete for executive talent with companies that are subject to many of the same external factors as we are, we verify our compensation decisions by comparing, where possible, our compensation programs, practices and pay levels to those reported in the proxy materials for Sunoco, Inc. and Valero Energy Corporation. We have chosen Sunoco and Valero because they are companies in our industry with similar assets and businesses. This final step provides a useful, final verification of compensation levels of our NEOs versus executives with similar positions and similar duties at these two, comparable companies; however, we do not attempt to target the compensation levels of our NEOs to those with similar positions with Valero and Sunoco. During 2009, we did not make any specific pay decisions based on information reported in the Sunoco and Valero proxy materials.

Elements of Executive Compensation

Our executive compensation program is designed to reflect the philosophy and objectives described above. The elements of executive pay are presented in the table below and discussed in more detail in the following paragraphs.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed annual cash payments with each executive eligible for annual increase.	Attract and retain talent; designed to be competitive with those of comparable companies.
Annual Cash Incentives	Performance-based annual cash payment.	Pay for performance. Focus on corporate, team/business unit and individual goals.
Long-term Incentives	Stock options, phantom stock options, restricted stock, stock appreciation rights, and performance units.	Designed to align executive compensation with the long-term interests of our stockholders by rewarding our executives for excellent performance as it is reflected in our stock price.
Other Executive Benefits	Retirement and fringe benefits.	Provide competitive level of benefits to attract and retain executives and key management level employees.
Health and Welfare Benefits	Fixed compensation component, generally available to all employees.	Attract and retain talent. Equitable pay.

We determine the appropriate level for each compensation component based in part, but not exclusively, on comparative analysis against the smokestack and modified smokestack groups, our view of internal equity and consistency, and other considerations we deem relevant. The benefits provided to our executives and employees are designed to be consistent in value and, to a lesser degree, aligned with benefits offered by fully integrated oil and gas companies and independent refiners with whom we compete for talent. In addition to determining the appropriate level for each compensation component, our Compensation Committee does review total compensation for alignment with our philosophy and policies and for alignment with our peer groups. However, the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components.

Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and annual compensation (base salary and annual performance incentives), between cash and non-cash compensation, or among different forms of non-cash compensation. The following sets forth the relationship of salary, targeted annual cash incentive, and long-term incentive compensation to total compensation for our CEO and NEOs for 2009.

Elements of CEO 2009 Compensation

Annual Cash Compensation:
Base Salary	13%
Target Bonus	16%

Total:	29%

Long-Term Equity Awards:
Option Awards	71%

Total:	71%

Elements of Other NEOs 2009 Compensation

Annual Cash Compensation:
Base Salary	23%
Target Bonus	20%

Total:	43%

Long-Term Equity Awards:
Restricted Stock	23%
Option Awards	34%

Total:	57%

The charts above represent targeted compensation. Annual cash incentive compensation was not paid for 2009 performance and the current value of long-term equity awards granted in 2008 and 2009 are well below targeted levels.

Base Salaries.  Base salaries for our NEOs are reviewed each year. When making base salary determinations, the Compensation Committee considers market-based salary rates at the 50th percentile of the smokestack group as well as individual roles and performance contributions, the relative importance of the position to us, the past salary history of the individual and the competitive landscape for the position.

The base salaries paid to our NEOs in 2009 are set forth below in the Summary Compensation Table in this Proxy Statement. For 2009, with the exception of Mr. Parrish, base salaries for the NEOs remained unchanged from their 2008 levels. Mr. Parrish’s base salary was increased from $430,000 to $500,000, effective April 26, 2009, in connection with his promotion to Executive Vice President, General Counsel and Secretary.

Annual Performance Incentives.  In January 2009, the Compensation Committee approved the terms of the 2009 Incentive Compensation Program for our NEOs and other senior executives. In light of the volatility of the economy in early 2009, the Committee determined that it would need flexibility to respond to the rapidly changing business environment while incentivizing the NEOs and other senior executives to achieve certain strategic and operational objectives. Fixed financial metrics would not capture the value that will ultimately be reflected in stockholder value, and so the Committee implemented a discretionary program for the 2009 fiscal year, which included the following conditions for the one-year performance period ending December 31, 2009: (i) free cash flow, (ii) positive net income and (iii) no borrowings on the revolving credit facility at the time of any bonus payment. The conditions were set so that their attainment was not assured and required significant effort by our executives. The Company did not have positive net income for the performance period and thus did not meet one of the three conditions. Although the Compensation Committee had discretion to pay bonuses whether or not all of the conditions were satisfied, no bonus payments were made to the NEOs or other senior executives for fiscal 2009.

Consistent with prior years, the target opportunities for the NEOs were targeted to the 50th            percentile of the smokestack group. The NEO target amounts remained unchanged from 2008, with the exception of Mr. Parrish’s target, which was increased from 60% to 70% in connection with his promotion. The NEOs had threshold, target and maximum opportunities as a percentage of their base salaries, as follows:

	Threshold Bonus as	Target Bonus as a	Maximum Bonus as
Name	a % of Salary*	% of Salary*	a % of Salary*
Bruce A. Smith	30%	120%	300%
Gregory A. Wright	20%	80%	200%
Everett D. Lewis	22.5%	90%	225%
William J. Finnerty	25%	100%	250%
Charles S. Parrish	17.5%	70%	175%

*	Results between threshold, target and maximum would be linearly interpolated to determine payouts.

The Committee chose the following, unweighted, funding metrics that it would use to determine the bonus awards, if any. The Committee did not set or communicate any specific targets with respect to these performance measures.

Type of Metric	What it Assesses	Specific Performance Measures
Relative Measures	Performance versus a peer group consisting of seven companies in the refining and marketing industry (Alon USA Energy, Frontier Oil Corporation, Holly Corporation, Sunoco, Inc., Valero Energy Corporation, Western Refining, Inc. and Petroplus Holdings AG)	• Total stockholder return • Return on capital employed • Free cash flow per share
Operational Measures	Performance against pre-established operational goals	• Our success in executing our business plan • Business unit scorecards • Environmental and safety stewardship • Capital and cash management
Financial Measures	Financial performance in multiple categories as compared to internal benchmarks and analysts’ expectations	• Free cash flow • Operating income • Earnings per share
Qualitative Considerations	Executive’s individual performance	• Leadership • Succession planning • Strategic goals

As explained above, no bonus payments were made to the NEOs or other senior executives for fiscal 2009.

Long-Term Incentives.  We believe that our senior executives, including our NEOs, should have an ongoing stake in our success and their interests should be aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives.

Our long-term incentives in 2009 were in the form of stock options, phantom stock options and shares of restricted stock, granted under the Tesoro Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”). We used phantom stock options in addition to stock options due to lack of shares available under the 2006 Plan.

In 2009, we targeted annual long-term equity awards for our NEOs at the 50th percentile of the modified smokestack group. We also considered internal equity, a comparison of jobs within the Company with similar responsibilities, scope, value and impact on profitability and strategic goals, as well as individual performance when determining the value of long-term equity awards. Once determined, with the exception of Mr. Smith, the target value was allocated between a mix of approximately 60% stock options and phantom stock options and approximately 40% restricted stock (in terms of grant date fair value). Mr. Smith received 100% of his long-term equity award in phantom stock options due to his substantial shareholdings, negating the need to increase his share ownership. The mix for the other NEOs was weighted more heavily towards stock options and phantom stock options because these awards generate value to the recipient only if our stock price increases during the term of the option, which provides a strong and direct link between the interests of our NEOs and the interests of our stockholders. Messrs. Wright, Lewis, and Finnerty were granted phantom stock options as opposed to stock options to address our concerns regarding shares available under the 2006 Plan, while Mr. Parrish was granted stock options, consistent with the type of award granted to Senior Vice Presidents, his position at the time of the grant. We used restricted stock to promote ownership and to provide more retentive value. We believe that these awards encourage long-term value creation and executive retention because executives can realize value from such awards only if they remain employed by us until the awards vest. The stock options, phantom stock options and shares of restricted stock granted in 2009 vest ratably over three years from the grant date.

Executive Benefits.  We provide certain benefits and perquisites including, but not limited to, reimbursement for certain club membership fees and financial planning services. The benefits and perquisites that we provide are those that we have identified as most important in attracting and retaining executives to our Company. In addition, to maximize the time that Mr. Smith spends on the Company’s business, and for safety and security reasons, we require Mr. Smith to use the Company’s airplane for personal travel, but he is required to reimburse us for his personal use of the airplane. If any other NEO uses the Company’s airplane for personal travel, the NEO must reimburse us for such use.

Retirement Plans.  We maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. See the discussion under the heading “Pension Benefits in 2009” for a description of the plans.

Employment Agreements and Change-In-Control and Termination Arrangements.

We have entered into employment agreements with each of our NEOs in order to ensure continued stability, continuity and productivity among members of our management team. During 2009, we entered into employment agreement amendments with Messrs. Smith and Wright in connection with our succession planning process. We also entered into an employment agreement with Mr. Parrish in connection with his promotion to Executive Vice President, General Counsel and Secretary. Our employment agreements with the NEOs are summarized under the heading “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” in this Proxy Statement.

We provide the opportunity for our NEOs to be protected under the severance and change-in-control provisions contained in their employment agreements. These provisions help us to attract and retain talented individuals for these important positions. Our severance and change-in-control provisions for the NEOs are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Following the end of the 2009 fiscal year, we entered into an amended and restated employment agreement with Mr. Lewis (the “Amended Lewis Agreement”) and a separation and waiver of liability agreement with Mr. Finnerty (the “Finnerty Separation Agreement”). The Amended Lewis Agreement was effective on March 18, 2010 and brings the employment agreement with Mr. Lewis into compliance with “best practices” with respect to various items, including the replacement of an automatically renewing term with a one-year term, and the elimination of entitlement to a Section 280G gross-up payment in connection with a termination following a change-in-control. The Finnerty Separation Agreement was entered into on March 18, 2010 and sets forth the terms of his separation from the Company as of March 31, 2010. The terms of the Amended Lewis Agreement are summarized under the headings “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” and “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement and the terms of the Finnerty Separation Agreement are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Following the end of the 2009 fiscal year, we also entered into an employment agreement with Mr. Goff, our new President and CEO, effective May 1, 2010 (the “Goff Agreement”). Because Mr. Goff was not an NEO for fiscal 2009, he is not included in the compensation tables included in this Proxy Statement; however, the terms of the Goff Agreement are summarized under the headings “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” and “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Stock Ownership Guidelines

Our Board has established stock ownership guidelines to:

•	Strengthen the alignment of senior executive interests with those of stockholders;

•	Further promote our longstanding commitment to sound corporate governance; and

•	Demonstrate the confidence in our long-term prospects by our CEO, Executive Vice Presidents and Senior Vice Presidents.

Under these guidelines, each of the executives named below is required to retain 50% of the net shares obtained from an option exercise or restricted stock grant until he or she satisfies the ownership guidelines based on the lesser of a multiple of salary or the number of shares as set forth in the following table and required to retain that level of ownership for as long as the individual is a part of the Company’s senior management team.

Position	Stock Ownership Guideline
Chief Executive Officer	5x annual base salary

Chief Operating Officer	4x annual base salary

Executive Vice Presidents	3x annual base salary

Senior Vice Presidents	2x annual base salary

2010 Compensation Program

In December 2009, the Compensation Committee engaged Frederic W. Cook & Co. (“FWC”) to be its consultant with respect to executive compensation matters. The Compensation Committee worked with FWC to create a new compensation peer group for 2010, and to make changes to our annual incentive compensation and long-term equity programs for 2010 and beyond. The new compensation peer group consists of approximately 40 companies selected based on their comparable size and capital intensity as well as other business characteristics such as their operation of fixed manufacturing sites, environmental and safety focus, and whose core operations may be impacted by government regulation. In addition to the compensation peer group, the Committee worked with FWC to create a performance peer group made up of six companies that are closest in size to the Company in the refining industry. As discussed in further detail below, the performance peer group is used solely for purposes of determining Relative Total Stockholder Return with respect to performance-based awards.

Annual Incentive Compensation.  In March 2010, the Compensation Committee approved the 2010 annual incentive program pursuant to which bonuses for the NEOs will be determined by performance measured against pre-established targets for financial effectiveness (50% weighting) and operational performance (50% weighting). Financial effectiveness will be measured by year-over-year income improvements through execution of non-capital initiatives versus target. Operational performance measures will include safety, process safety management, environmental improvement and cost control. Potential payouts are based on pre-established threshold, target and maximum performance levels; however, the Committee can decrease or increase payouts by up to 25% based upon the Committee’s assessment of quantitative and qualitative measures relating to: the Company’s performance relative to its peers, market expectations or broader indexes; progress in attaining strategic goals; business unit performance; and leadership attributes.

Long-Term Incentive Awards.  In March 2010, the Compensation Committee approved a long-term incentive compensation strategy covering our NEOs and other key employees. The 2010 strategy addresses both retention through the grants of restricted stock (30% of the total award for each NEO) and stockholder alignment through use of stock options and performance-based awards (30% and 40%, respectively, of each NEO’s total award). The performance-based awards will pay out at 0-200% of target based on a combination of our:

•	Relative Total Stockholder Return (“RTSR”) from April 1, 2010 through December 31, 2012 measured against a performance peer group made up of Alon USA Energy, Inc., Holly Corporation, Frontier Oil Corporation, Western Refining, Inc., Valero Energy Corporation, Sunoco, Inc. and the Standard & Poor’s 500 Index (“S&P 500”); and

•	Absolute stockholder return from April 1, 2010 through December 31, 2012.

The performance peer group includes refining and marketing companies that have common characteristics with the Company, not shared by the companies in the smokestack group or some of our larger competitors within the oil and gas industry. In particular, the companies in the performance peer group are dependent on the margin environment to drive profitability and cash flow. We think it is appropriate to measure our performance against this performance peer group for RTSR purposes because they face similar challenges in the marketplace and because we believe investors view our businesses in a similar manner. Use of the S&P 500 measurement will factor in our performance against a broader index of large-cap common stock companies. Absolute stockholder return is included as an element in determining payout levels so that awards are not paid if stockholders do not earn positive returns during the performance period.

Equity Grant/Trading Policies

In February 2007, the Compensation Committee adopted an equity award governance policy under which all long-term equity incentives are granted at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is the first meeting of each calendar year at which our results of operations from the previous year are available to the Compensation Committee. We delayed the timing of the 2010 grants to allow additional time to finalize our long-term incentive strategy. Among other things, the policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We do not time equity grants in coordination with the release of material non-public information.

The Company also maintains an insider trading policy which prohibits, among other things, any employees and directors from entering into transactions when in possession of material non-public information or from participating in short-term trading or hedging activities involving the Company’s securities. The policy requires directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving the Company’s securities.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain executives, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. We believe that our stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to our success, such as encouraging employee retention and rewarding achievement. Currently, the following components of our executive compensation program are not eligible for Section 162(m) deductibility: base salary, annual incentive bonuses, restricted stock awards and any personal benefits or perquisites considered to be income to our executives.

Clawback Policy

In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all incentive payments that were made to any then existing senior vice president or above including our company controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such payments would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of our Company such payments to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.

Compensation Committee Report

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

Michael E. Wiley, Chairman
William J. Johnson
J.W. Nokes

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chairman and CEO, our CFO and our three other highest paid executive officers (other than the CEO and CFO).

							Change in
							Pension Value
						Non-Equity	and Nonqualified
				Stock	Option	Incentive Plan	Compensation	All Other
Name and				Awards	Awards	Compensation	Earnings	Compensation
Principal		Salary	Bonus	($)	($)	($)	($)	($)	Total
Position	Year	($)	($)	(1)	(2)	(3)	(4)	(5)(6)	($)
Bruce A. Smith Chairman of	2009	1,300,000	-	-	6,952,238	-	363,362	136,829	8,752,429

the Board of Directors, President and	2008	1,298,634	-	2,080,660	4,788,234	-	4,490,996	643,011	13,301,535

Chief Executive Officer	2007	1,200,000	-	1,862,784	6,058,720	1,620,000	1,478,043	91,916	12,311,463

Gregory A. Wright Executive	2009	637,000	-	706,500	1,025,423	-	401,378	85,618	2,855,919

Vice President and Chief	2008	636,604	-	472,680	1,088,802	-	-	36,405	2,234,491

Financial Officer	2007	605,858	-	432,432	1,395,100	571,520	1,353,586	48,641	4,407,137

Everett D. Lewis Executive	2009	700,000	-	876,060	1,270,492	-	362,722	9,800	3,219,074

Vice President and Chief	2008	678,825	-	472,680	1,088,802	-	1,233,174	14,060	3,487,541

Operating Officer	2007	540,685	487,000	432,432	1,395,100	517,000	1,192,893	5,549	4,570,659

William J. Finnerty Executive	2009	777,000	-	706,500	1,025,423	-	773,371	32,522	3,314,816

Vice President, Strategy and	2008	776,686	-	577,720	1,327,590	-	1,157,041	43,969	3,883,006

Corporate Development	2007	751,299	-	573,804	1,873,420	886,000	1,344,342	43,132	5,471,997

Charles S. Parrish Executive	2009	477,945	-	339,120	483,690	-	365,474	16,500	1,682,729

Vice President, General	2008	429,454	-	278,760	637,956	-	258,286	17,273	1,621,729

Counsel and Secretary	2007	387,205	-	274,428	876,920	231,075	500,438	27,699	2,297,765

(1)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock in accordance with financial accounting standards.

(2)	The amounts shown in this column reflect the aggregate grant date fair value in accordance with financial accounting standards. See Note P “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for the valuation assumptions used in determining the fair market value of option grants.

(3)	The amounts shown in this column represent the annual cash incentive awards earned under the 2009, 2008 and 2007 Annual Incentive Compensation Program. No bonuses were paid in 2009 or 2008 to the NEOs.

(4)	The amounts shown in this column reflect the change in pension value during the fiscal year.

(5)	The table below provides the aggregate incremental cost of the components included in the All Other Compensation Column for 2009.

(6)	The All Other Compensation values for 2007 and 2008 were revised slightly from those values previously disclosed in prior proxy statements. The change is due to a revised, and more accurate, calculation of dividends paid on restricted stock for the applicable fiscal year.

2009 All Other Compensation ($)

	Bruce A.	Gregory A.	Everett D.	William J.	Charles S.
	Smith	Wright	Lewis	Finnerty	Parrish
Personal Use of Aircraft (a)	-	-	-	-	-

Financial and Tax Planning (b)	15,329	5,974	-	10,925	-

Social Club Memberships (c)	-	64,299	-	5,097	-

Thrift Plan Company Contributions (d)	16,500	15,345	9,800	16,500	16,500

Restricted Stock Dividends (e)	105,000	-	-	-	-

Total	136,829	85,618	9,800	32,522	16,500

(a)	Personal Use of the Company Aircraft: The methodology that the Company uses to calculate its incremental direct operating cost for personal use of the aircraft is based on the cost of fuel, trip-related airport fees, and pilot meals and lodging. Since the aircraft is primarily used for business travel, the methodology excludes the fixed costs which do not change based on the usage of the aircraft and non-trip related hangar and maintenance expenses. As Mr. Smith and Mr. Wright reimbursed the Company for personal use of the aircraft, there is no dollar amount reported for 2009.

(b)	Financial and Tax Planning: The Company provides financial and tax planning services to officers and select key executives through the Company’s preferred providers or through the executive’s own financial planning firm. The Company provides reimbursement for these expenses, subject to an annual limit of $15,000 for the applicable year the expense is incurred.

(c)	Social Club Memberships: The Company provides for the initiation fees and dues for club memberships to social organizations and health clubs to officers. The Company provides reimbursement for these expenses, subject to the limits of total initiation fees not to exceed 10% of the executive’s base pay in the aggregate and monthly dues of up to $750 in the aggregate.

(d)	Thrift Plan Company Contributions: The Company provides matching contributions dollar for dollar up to 7% of eligible earnings for all employees of the Company who participate in the Thrift Plan.

(e)	Restricted Stock Dividends: Dividends paid on restricted stock that vested during the year.

Grants of Plan-Based Awards in 2009

The following table sets forth information regarding the grants of annual cash incentive compensation, stock options, phantom stock options and restricted stock to our NEOs.

		Estimated Future Payouts Under			All
		Non-Equity Incentive Plan Awards			Other
		(1)			Stock	All Other
					Awards:	Option		Grant
					Number	Awards:	Exercise	Date Fair
					of	Number of	or Base	Value of
					Shares	Securities	Price of	Stock and
					of Stock	Underlying	Option	Option
					or Units	Options	Awards	Awards
	Grant	Threshold	Target	Maximum	(#)	(#)	($/Sh)	($)
Name	Date	($)	($)	($)	(2)	(2)(3)	(4)	(5)
Bruce A. Smith	n/a	390,000	1,560,000	3,900,000

	2/20/2009					1,078,000	14.13	6,952,238

Gregory A. Wright	n/a	127,400	509,600	1,274,000

	2/20/2009				50,000			706,500

	2/20/2009					159,000	14.13	1,025,423

Everett D. Lewis	n/a	157,500	630,000	1,575,000

	2/20/2009				62,000			876,060

	2/20/2009					197,000	14.13	1,270,492

William J. Finnerty	n/a	194,250	777,000	1,942,500

	2/20/2009				50,000			706,500

	2/20/2009					159,000	14.13	1,025,423

Charles S. Parrish	n/a	87,500	350,000	875,000

	2/20/2009				24,000			339,120

	2/20/2009					75,000	14.13	483,690

(1)	These columns show the range of awards under the Company’s 2009 Annual Incentive Compensation Program, or ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. The “target” column represents the amount payable if the performance metrics are reached. The “maximum” column represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained. There was no bonus amount paid for performance year 2009 for the NEOs.

(2)	The amounts shown in these columns represent the number of shares of restricted stock, stock options and phantom stock options granted during 2009 under the 2006 Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Messrs. Smith, Wright, Lewis, and Finnerty were granted phantom stock options to be settled in cash, while Mr. Parrish was granted stock options.

(4)	The exercise price per share is the closing price of the Company’s common stock on the NYSE on the date of the option grant.

(5)	The amounts shown in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with our NEOs, the significant terms of which are detailed below.

Mr. Smith.  Mr. Smith’s amended employment agreement has a term which expires on December 31, 2011. His base salary is currently $1,300,000, and he is entitled to participate in an annual incentive compensation program established in a manner consistent with his position and consistent with the evaluation of his performance by the Governance Committee of the Board. The target incentive bonus will be 120% of his base salary as in effect each year; however, his actual annual bonus may range from 0% to 300% and will be determined based upon achievement of performance goals established by the Compensation Committee. Mr. Smith’s employment agreement provides that he will terminate his employment by retirement during the term of the agreement if a successor CEO is elected by the Board of Directors; provided, however, that he will continue as Chairman of the Board for up to one year after his termination for $1 if requested by the Board. As discussed above, a successor, Mr. Goff, has been appointed by the Board to serve as the Company’s new President and CEO effective May 1, 2010.

Mr. Wright.  Mr. Wright’s amended employment agreement has a term which expires on November 1, 2010. His base salary is currently $637,000, and he is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Lewis.  After the end of the fiscal year, on March 18, 2010, we entered into the Amended Lewis Agreement. Pursuant to the Amended Lewis Agreement, the term of the agreement expires on January 31, 2011, Mr. Lewis’s base salary is $700,000, and he is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 90% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. Mr. Lewis’s amended employment agreement, as in place on December 31, 2009, renewed for an additional year on each annual anniversary date of the agreement (February 2), unless we terminated the agreement in accordance with its terms. As of December 31, 2009, his base salary was $700,000, and he was entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Finnerty.  After the end of the fiscal year, on March 18, 2010, we entered into the Finnerty Separation Agreement. The Finnerty Separation Agreement is summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement. Mr. Finnerty’s amended employment agreement, as in place on December 31, 2009, renewed for an additional year on each annual anniversary date of the agreement (February 2), unless we terminated the agreement in accordance with its terms. As of December 31, 2009, his base salary was $777,000 and he was entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Parrish.  Mr. Parrish’s employment agreement has an initial term ending May 7, 2012 and renews thereafter for an additional year on each annual anniversary date of the agreement (May 7), unless we terminate the agreement in accordance with its terms. His base salary is currently $500,000, and he is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 70% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan.

Mr. Goff.  After the end of the fiscal year, we entered into the Goff Agreement, effective May 1, 2010. The Goff Agreement has a three-year term commencing on May 1, 2010. His base salary is currently $900,000, and he is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 100% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. As an inducement to entering into the Goff Agreement, Mr. Goff received the following compensation (the “Inducement Awards”) effective May 3, 2010 unless noted otherwise: (i) $900,000 cash payment on May 1, 2010; (ii) unrestricted shares of our common stock with a value of $100,000; (iii) a grant of restricted stock units with a value of

$3,500,000; (iv) a grant of stock options valued at $250,000; and (v) a grant of restricted common stock with a value of $250,000. Additionally, Mr. Goff will receive a cash payment of $250,000 on May 1, 2011, subject to continued employment. In addition to the foregoing, Mr. Goff will be eligible for a long-term incentive award for fiscal 2010 with a target value of $3,000,000; provided that the award will be pro rated if the grant of long-term awards to other senior executive officers occurred before May 1, 2010. The target awards for fiscal years after 2010 will be at the discretion of the Compensation Committee.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth the outstanding equity awards of our NEOs at the end of 2009.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities					Market Value of
	Underlying	Underlying					Shares or Units of
	Unexercised	Unexercised	Option		Number of Shares or		Stock That Have
	Options	Options	Exercise		Units of Stock That		Not Vested
	(#)	(#)	Price	Option	Have Not Vested		($)
Name	Exercisable	Unexercisable	($)	Expiration Date	(#)		(8)
	-	1,078,000 (1)	14.13	2/19/2019

	89,566	179,134 (2)	40.40	1/30/2018

	202,666	101,334 (3)	41.58	2/1/2017

	330,000	-	33.68	2/2/2016

	336,600	-	16.38	2/1/2015

	377,000	-	14.69	7/15/2014

Bruce A.	120,000	-	4.50	3/27/2013

Smith	80,000	-	4.50	11/19/2012

	200,000	-	3.00	11/19/2012

	243,400	-	1.93	11/19/2012

	320,000	-	6.66	3/25/2012

	600,000	-	5.02	10/24/2010

					34,334	(4)	465,226

					14,934	(5)	202,356

	-	159,000 (1)	14.13	2/19/2019

	20,366	40,734 (2)	40.40	1/30/2018

	46,666	23,334 (3)	41.58	2/1/2017

	72,600	-	33.68	2/2/2016

Gregory A.	70,000	-	16.38	2/1/2015

Wright	67,800	-	14.69	7/15/2014

					50,000	(6)	677,500

					7,800	(4)	105,690

					3,468	(5)	46,991

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value of
	Underlying	Underlying						Shares or Units of
	Unexercised	Unexercised		Option		Number of Shares or		Stock That Have
	Options	Options		Exercise		Units of Stock That		Not Vested
	(#)	(#)		Price	Option	Have Not Vested		($)
Name	Exercisable	Unexercisable		($)	Expiration Date	(#)		(8)
Everett D.	-	197,000	(1)	14.13	2/19/2019

Lewis	20,366	40,734	(2)	40.40	1/30/2018

	46,666	23,334	(3)	41.58	2/1/2017

	46,400	-		33.68	2/2/2016

	40,000	-		16.38	2/1/2015

	8,900	-		14.17	8/3/2014

	16,400	-		14.69	7/15/2014

	80,000	-		3.88	4/29/2013

	20,000	-		6.66	3/25/2012

	70,000	-		5.02	10/24/2010

						62,000	(6)	840,100

						7,800	(4)	105,690

						3,468	(5)	46,991

	-	159,000	(1)	14.13	2/19/2019

	24,833	49,667	(2)	40.40	1/30/2018

	62,666	31,334	(3)	41.58	2/1/2017

	91,600	-		33.68	2/2/2016

William J.	90,000	-		16.38	2/1/2015

Finnerty	9,300	-		14.17	8/3/2014

	15,600	-		14.69	7/15/2014

						50,000	(6)	677,500

						9,534	(4)	129,186

						4,600	(5)	62,330

	-	75,000	(7)	14.13	2/20/2019

	11,933	23,867	(2)	40.40	1/30/2018

	29,332	14,668	(3)	41.58	2/1/2017

	44,900	-		33.68	2/2/2016

Charles S.	17,000	-		16.38	2/1/2015

Parrish	10,000	-		11.98	6/3/2014

						24,000	(6)	325,200

						4,600	(4)	62,330

						2,200	(5)	29,810

(1)	Phantom stock options for which the appreciated value is payable in cash will vest at the rate of 33 1/3% per year with vesting dates of 2/20/2010, 2/20/2011 and 2/20/2012.

(2)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 1/30/2009, 1/30/2010 and 1/30/2011.

(3)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 2/1/2008, 2/1/2009 and 2/1/2010.

(4)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 1/30/2009, 1/30/2010 and 1/30/2011.

(5)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 2/1/2008, 2/1/2009 and 2/1/2010.

(6)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 2/20/2010, 2/20/2011 and 2/20/2012.

(7)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 2/20/2010, 2/20/2011 and 2/20/2012.

(8)	The closing stock price of the Company’s common stock on 12/31/09 of $13.55 as reported on the NYSE was used to calculate the market value of the unvested stock awards.

Option Exercises and Stock Vested in 2009

The following table reflects the aggregate value realized by the NEOs for option exercises and for restricted stock that vested in 2009.

	Option Awards		Stock Awards
		Value Realized on		Value Realized on
	Number of Shares	Exercise	Number of Shares	Vesting
	Acquired on Exercise	($)	Acquired on Vesting	($)
Name	(#)	(1)	(#)	(2)
Bruce A. Smith	500,000	4,247,771	150,100	2,600,865

Gregory A. Wright	-	-	12,566	209,406

Everett D. Lewis	-	-	10,700	178,636

William J. Finnerty	-	-	15,900	264,798

Charles S. Parrish	-	-	4,500	75,467

(1)	The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the exercise price of the option multiplied by the number of options exercised.

(2)	The value realized is the closing stock price of the Company’s common stock on the vesting date multiplied by the number of shares of restricted stock that vested.

Pension Benefits in 2009

The estimated pension benefits provided under the Retirement Plan and ESP for each of the NEOs are set forth below.

Present Value of
		Years of	Accumulated
		Credited	Benefit ($)
Name	Plan Name	Service	(1)
Bruce A. Smith (2)	Tesoro Corporation Retirement Plan Executive Security Plan	17 20	615,479 15,552,641
Gregory A. Wright	Tesoro Corporation Retirement Plan Executive Security Plan	15 15	508,890 6,590,835
Everett D. Lewis	Tesoro Corporation Retirement Plan Executive Security Plan	11 11	415,204 4,863,200
William J. Finnerty	Tesoro Corporation Retirement Plan Executive Security Plan	6 6	220,326 4,009,883
Charles S. Parrish	Tesoro Corporation Retirement Plan Executive Security Plan	16 16	384,813 1,709,491

(1)	The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan using the assumptions used as of December 31, 2009 for financial reporting purposes. These assumptions include a discount rate of 5.8%, the 1994 Group Annuity Mortality Table and for the Tesoro Corporation Retirement Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 6.5% and the mortality table described in IRS Notice 2008-85.

(2)	Per Mr. Smith’s employment agreement, as amended to date, Mr. Smith’s supplemental annual retirement benefit under the ESP will be calculated using the greater of his actual years of service or 20 years of service.

Tesoro Corporation Retirement Plan

The Tesoro Corporation Retirement Plan, which we refer to as the Retirement Plan, is a tax-qualified pension plan. Under the Retirement Plan, the monthly retirement benefit is equal to 1.1% of average compensation for each year of service plus 0.5% of average compensation in excess of “Covered Compensation” for each year of service up to 35 years. Average compensation is the monthly average of compensation over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus but limited to the maximum compensation allowed to be used by qualified plans under the Internal Revenue Code.

Generally, only service with the Company or its affiliates is included in the Retirement Plan. As a result of acquisitions, certain employees receive retirement benefits equal to the greater of (i) the Retirement Plan monthly retirement benefit calculated using service with the Company and the prior employer less the benefit paid from the prior employer’s retirement plan or (ii) the Retirement Plan monthly retirement benefit calculated using only service with the Company. The monthly retirement benefit is payable at the normal retirement date. The normal retirement date is the first day of the month following the attainment of the later of age 65 or 5 years of service. In certain situations, the monthly retirement benefits from the Retirement Plan may be paid earlier than the normal retirement date. If an employee retires at or after age 50 with age plus years of service greater than or equal to 80 (80-point early retirement), the monthly retirement benefit may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year that age at retirement is less than 60. If an employee retires after age 55 and with at least 5 years of service but age plus service are less than 80 (reduced early retirement), the monthly retirement benefit may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year that age at retirement is less than 62. Messrs. Smith and Lewis are eligible for full retirement benefits, and Messrs. Wright and Finnerty are eligible for reduced early retirement benefits. Mr. Parrish is not yet eligible for early retirement; however, he is eligible to receive a vested termination benefit.

The monthly retirement benefit is payable in the form of a lifetime level payment. At the employee’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the employee. In lieu of monthly payments, the employee may elect a lump sum equal to the present value of the monthly retirement benefit.

Executive Security Plan (ESP)

The ESP is a non-qualified pension plan. Under the ESP, the gross monthly retirement benefit is equal to 4% of average compensation for each of the first 10 years of service plus 2% of average compensation for each of the next 10 years of service plus 1% of average compensation for each of the next 10 years of service, for a maximum gross monthly retirement benefit of 70% of average compensation for 30 years of service. This gross monthly retirement benefit is reduced by any benefits paid from the Retirement Plan, benefits from any predecessor plan if service is recognized for purposes of the ESP and, after age 62, estimated Social Security benefits. Average compensation in the ESP is the highest three years of compensation out of the last seven calendar years prior to termination that produces the highest average. Compensation includes base pay plus bonus. In addition to the foregoing benefits, pursuant to the terms of the ESP, the participants will be grossed-up for any Medicare taxes imposed with respect to their payments under the ESP. Beginning February 1, 2010, participants are no longer entitled to this gross-up benefit. If the following executives had terminated employment on December 31, 2009, their gross-up payment under the ESP would have been the following.

Medicare Tax Gross-
NEO	up Payment ($)
Mr. Smith	354,860
Mr. Wright	150,381
Mr. Lewis	110,962
Mr. Finnerty	91,492
Mr. Parrish	39,005

Generally, only service with the Company or its affiliates is included in the ESP. As a result of acquisitions, certain executives receive credited service with prior employers for the ESP with an offset for any qualified or non-qualified retirement benefits paid by the prior employer.

The normal retirement date is the first day of the month following the attainment of the later of age 65 or 5 years of service. In certain situations, the monthly retirement benefits from the ESP may be paid earlier than the normal retirement date. If an executive retires after attaining age 50 with 80 points or age 55 and with at least 5 years of service, the gross monthly retirement benefit may be paid at or after age 60 without reduction or earlier than age 60 with a reduction of 7% per year for each year of age at retirement that is less than 60. Messrs. Smith, Wright, Lewis and Finnerty are currently eligible for retirement benefits without any reduction. Mr. Parrish is not currently eligible for retirement benefits.

The ESP provides for certain death and disability benefits. The death benefits in the ESP are equal to the greater of (1) the executive’s ESP benefit determined at date of death, (2) the actuarial equivalent of 400% of the executive’s December 1, 2009 base pay, prior to the date of death, or (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. Assuming that the following executives died on December 31, 2009, their monthly payment under the ESP, payable for the life of the beneficiary, would be the following, offset by the estimated Social Security benefit.

	Monthly Death	Monthly Death
	Benefit to Executive’s	Benefit to Executive’s
	Beneficiary	Beneficiary
NEO	Before Age 62 ($)	After Age 62 ($)
Mr. Smith	n/a	105,423
Mr. Wright	58,507	56,727
Mr. Lewis	n/a	46,444
Mr. Finnerty	52,120	50,340
Mr. Parrish	23,607	21,923

If the executive becomes disabled, the executive is entitled to the monthly retirement benefit for which he is eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Mr. Smith’s retirement benefit under a termination due to disability is based on twenty years of service as specified in his employment agreement. Assuming that the following executives become disabled on December 31, 2009, their monthly payments under the ESP are payable on the first day of the month following the date on which the executive has attained both age 65 and has a minimum of five years of service.

Monthly Disability
NEO	Benefit
Mr. Smith	105,423
Mr. Wright	56,727
Mr. Lewis	46,444
Mr. Finnerty	50,340
Mr. Parrish	30,292

Pursuant to Section 409A of the Internal Revenue Code, a participant must wait six months, except in the event of death, before receiving a distribution of his benefit from the ESP. Distributions at retirement or termination will be made in accordance with the distribution election made by the participant at the time of his deferral election. The ESP provides for a life annuity or lump sum payment upon termination. Pursuant to the rules under Internal Revenue Code Section 409A, eligible employees were required to make an irrevocable form of payment election between a life annuity or lump sum by December 31, 2008 or the date they became eligible for the plan (if later). All of the NEOs have elected to receive a lump sum form of payment upon termination.

Tesoro Corporation Restoration Retirement Plan

The NEOs other than Mr. Parrish receive all of their supplemental pension benefits pursuant to the ESP. If Mr. Parrish terminates employment, however, prior to having eligibility in the ESP, then he would receive his supplemental pension benefits pursuant to the Tesoro Corporation Restoration Retirement Plan, a non-qualified pension plan. The purpose of the Restoration Retirement Plan is to restore benefits that are not provided under the qualified Retirement Plan due to compensation and benefit limitations imposed under the Internal Revenue Code. The Restoration Retirement Plan covers a select group of management and highly compensated employees. Under the Restoration Retirement Plan, the monthly retirement benefit is equal to 1.1% of average compensation for each year of service plus 0.5% of average compensation in excess of covered compensation for each year of service up to 35 years less the accrued benefit under the Tesoro Corporation Retirement Plan. Average compensation is the monthly average of compensation over the 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus and is determined without regard to any limits imposed on compensation by the Internal Revenue Code.

Generally, only service with the Company or its affiliates is included in the Restoration Retirement Plan. As a result of acquisitions, certain employees receive credited service with prior employers for the Restoration Retirement Plan with an offset for the qualified or non-qualified retirement benefits paid by the prior employer.

The monthly retirement benefit is payable at the normal retirement date, which is the first day of the month following the attainment of the later of age 65 or 5 years of service. In certain situations, the monthly retirement benefits from the Restoration Retirement Plan may be paid earlier than the normal retirement date. If an employee retires at or after age 50 with age plus service greater than or equal to 80 (80-point early retirement), the monthly retirement benefit may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year that age at retirement is less than 60. If an employee retires after age 55 and with at least 5 years of service but age plus service are less than 80 (reduced early retirement), the monthly retirement benefit may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year that age at retirement is less than 62.

The monthly retirement benefit is payable in the form of a lifetime level payment. At the employee’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the employee. In lieu of monthly payments, the employee will be paid in a lump sum equal to the present value of the monthly Restoration Retirement Plan benefit if the value of such benefit is less than $100,000.

Potential Payments Upon Termination or Change-In-Control

The following tables reflect the estimated amount of compensation for each of the NEOs upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described under the heading “Pension Benefits in 2009,” included in this Proxy Statement. The amounts shown below assume that the applicable termination occurred as of December 31, 2009 and are based on the agreements and arrangements in place on such date. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. Because Mr. Finnerty resigned effective as of March 31, 2010, he is not included in the tables below; rather, we have described the actual terms of the Finnerty Separation Agreement in a brief narrative following the tables. Because Mr. Goff, our new President and CEO, was not an NEO for fiscal 2009, he is not included in the tables below; however, we have addressed certain of his termination and change-in-control benefits in a brief narrative following the tables.

Below are the assumptions used in determining the estimated payments upon various termination scenarios. For purposes of these assumptions and in accordance with SEC requirements, with respect to Mr. Lewis, we have disclosed his termination and change-in-control benefits as in effect on December 31, 2009. Where his termination or change-in-control benefits pursuant to the terms of the Amended Lewis Agreement are different, we have highlighted such differences. Further, in the tables, we have disclosed the amounts Mr. Lewis would have received upon a termination on December 31, 2009, pursuant to the terms of the Amended Lewis Agreement. Where such amounts are different than what Mr. Lewis would have received pursuant to the terms of his employment agreement as in effect on December 31, 2009, we have highlighted such differences in footnotes to the tables.

Payments Made Upon Any Termination Scenario.  Each NEO is entitled to the following upon any termination scenario:

•	Accrued Benefits. Each NEO would be entitled to the following accrued benefits: any accrued but unpaid base salary to the date of termination; any accrued but unpaid expenses to be reimbursed in accordance with the NEO’s employment agreement; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled; and any other benefits to which the NEO is entitled.

Payments Made Upon Involuntary Termination Without Cause or Voluntary Termination with Good Reason (as defined below). Pursuant to their employment agreements, each NEO is entitled to the following upon a termination by the Company without cause or by the NEO with good reason:

•	Severance. The NEO will receive an amount equal to two times the sum of his base salary and target annual bonus and a pro-rated bonus for the year of termination. For Mr. Lewis, the foregoing reflects what he would receive pursuant to the terms of his employment agreement in effect on December 31, 2009; pursuant to the Amended Lewis Agreement, Mr. Lewis will receive an amount equal to $2,800,000.

•	Equity Vesting. The NEO will continue to vest in all stock options and restricted stock awards over the two year period commencing on the date of termination.

•	Health Coverage. Other than for Mr. Parrish, the Company will provide the NEO, his spouse and his dependents, at the Company’s expense, continuing health coverage, but only to the extent such arrangements are available to the Company’s retirees, until the earliest to occur of two and one-half years after the date of termination, the NEO’s death or the date he becomes covered for a comparable benefit by a subsequent employer. If Mr. Parrish is terminated prior to his 55th birthday, the Company will provide him, his spouse and his dependents, at the Company’s expense, continuing health coverage, but only to the extent such arrangements are available to the Company’s retirees, until the earliest to occur of Mr. Parrish’s death or the date he becomes covered for a comparable benefit by a subsequent employer. If Mr. Parrish is terminated on or after his 55th birthday, he is entitled to participate in the Company’s post-retirement benefit programs on the same basis as other retirement eligible employees of the Company.

•	Retirement Benefits. Mr. Smith will receive a benefit under the ESP, in an amount calculated using the greater of his actual years of service or 20 years of service. Mr. Parrish will receive additional years of service and age credit under the ESP to the extent necessary to determine his benefit thereunder as if he had attained age 55 with 20 years of service.

•	Definitions. Each NEO’s employment agreement defines cause and good reason as follows (these definitions have been simplified for purposes of this Proxy Statement):

“Cause” is limited to (i) willful misconduct by the executive with regard to the Company which has a material adverse effect on the Company; (ii) willful refusal of the executive to attempt to follow the proper written direction of the CEO; (iii) substantial and continuing willful refusal by the executive to attempt to perform the duties required of him; (iv) other than for Mr. Smith, material breach of a fiduciary duty to the Company through misappropriation of Company funds or property; (v) the executive being convicted of or a plea of nolo contendere to the charge of a felony (other than a felony involving a traffic violation or as a result of vicarious liability); or (vi) for Mr. Smith, the Company’s failure to nominate him as a member of the Board of Directors.

“Good Reason” means the occurrence or failure to cause the occurrence, as the case may be, without the executive’s express written consent, of any of the following circumstances: (i) any material diminution of the executive’s positions, duties or responsibilities or the assignment to the executive of duties or responsibilities that are inconsistent with the executive’s position; (ii) removal of the executive from officer positions with the Company as specified in the employment agreement or removal of the executive from any of his then officer positions; (iii) requiring the executive’s principal place of business to be located other than in the San Antonio, Texas greater

Metropolitan region; (iv) a failure by the Company (x) to continue any bonus plan, program or arrangement in which the executive is entitled to participate (the “Bonus Plans”) or (y) to continue the executive as a participant in the Bonus Plans on at least the same basis as to the potential amount of the bonus the executive participated in prior to any change in such plans or awards; (v) any material breach by the Company of any provision of the employment agreement; or (vi) the failure of any successor to the Company to assume the obligations of the Company under the employment agreement.

Pursuant to the Amended Lewis Agreement, the definition of “good reason” was amended to mean: (i) a material adverse change in the executive office to whom the executive regularly reports; (ii) a material adverse change in the bonus plans, programs, or arrangements in which the executive is entitled to participate (the “Bonus Plans”) other than a material adverse change in the Bonus Plans that adversely affects other similarly situated executives in a manner proportionate to the material adverse effect of such change on the executive; (iii) any material breach by the Company of any provision of the employment agreement; or (iv) the failure of any successor to the Company to assume the obligations of the Company under the employment agreement.

Payments Made Upon Termination in Connection With a Change-in-Control.  Pursuant to their employment agreements, in the event of a termination by the Company without cause or by an NEO with good reason within two years following a change-in-control, or, in the case of Mr. Smith, if he elects at any time between the first and second anniversaries of a change-in-control to terminate employment for any reason, each NEO will receive benefits as follows:

•	Severance. Mr. Smith will receive a lump sum equal to three times the sum of his current base salary plus his current base salary multiplied by the greater of his target annual bonus percentage for the year in which his employment terminates or the average of the actual bonus percentages earned for the bonuses paid for the three years ending on the last day of the year prior to the year in which his employment terminates. Each NEO, other than Mr. Smith, will receive a lump sum payment equal to three times the sum of the NEO’s base salary and target annual bonus. Mr. Smith will also receive a bonus payment equal to 250% of his base salary, pro rated as of his termination date. Each NEO, other than Mr. Smith, will also receive a pro rated bonus for the year of termination. For Mr. Lewis, the foregoing reflects what he would receive pursuant to the terms of his employment agreement in effect on December 31, 2009; pursuant to the Amended Lewis Agreement, Mr. Lewis will receive an amount equal to $3,325,000.

•	Equity Vesting. Each NEO will be 100% vested in all equity awards.

•	Health Coverage. Other than Mr. Parrish, the Company will provide each NEO, his spouse and his dependents, at the Company’s expense, continuing health coverage, but only to the extent such arrangements are available to the Company’s retirees, until the earliest to occur of two and one-half years after the date of termination, the NEO’s death or the date he becomes covered for a comparable benefit by a subsequent employer. If Mr. Parrish is terminated prior to his 55th birthday, the Company will provide him and his dependents continuing health coverage, at the Company’s expense, but only to the extent such arrangements are available to the Company’s retirees, until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer. If Mr. Parrish is terminated on or after his 55th birthday, he is entitled to participate in the Company’s post-retirement benefit programs on the same basis as other retirement eligible employees of the Company.

•	Retirement Benefits. Mr. Smith will receive a benefit under the ESP, in an amount calculated using the greater of his actual years of service or 20 years of service. Each NEO, other than Mr. Smith, will receive three additional years of service credit under the current non-qualified supplemental pension plans. For Mr. Lewis, the foregoing reflects what he would receive pursuant to the terms of his employment agreement in effect on December 31, 2009; the Amended Lewis Agreement eliminated this benefit for Mr. Lewis.

•	Tax Gross-Up. Each NEO is entitled to a Section 280G tax gross-up payment if his termination-related payments become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code. For Mr. Lewis, the foregoing reflects what he would receive pursuant to the terms of his employment agreement in effect on December 31, 2009; the Amended Lewis Agreement eliminated this benefit for Mr. Lewis; he will receive either a reduced or full payment, which will be determined based on which payment provides him with the most favorable result after taking taxes into consideration.

•	Other. Subject to his right to leave for good reason, Mr. Smith will continue to serve as CEO for at least a one-year period following a change-in-control.

•	Definition. Each NEO’s employment agreement defines change-in-control as follows (this definition has been simplified for purposes of this Proxy Statement):

“Change-in-Control” means (i) there shall be consummated (a) any consolidation or merger of Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) (x) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficiary owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstance) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (y) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board of Directors for election by the Company’s stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Payments Made Upon Termination Due to Retirement.  Pursuant to their employment agreements (except as otherwise provided below), in the event of an NEO’s termination due to retirement, the NEO will receive the following benefits:

•	Severance. If Mr. Smith or Mr. Wright retires because a successor CEO or CFO, as applicable, is elected, and subject to the executive assisting in the CEO or CFO transition process, as applicable, he will receive his base salary for the remainder of the term of his agreement and he will also receive a pro rated bonus, at the Board’s discretion. Pursuant to the terms of the Company’s annual incentive compensation program, upon retirement for any reason on or after July 1 of the applicable year, each NEO will receive a pro rated bonus for the year of termination.

•	Equity Vesting. If Mr. Smith or Mr. Wright retires because a successor CEO or CFO, as applicable, is elected, and subject to the executive assisting in the CEO or CFO transition process, as applicable, he will be 100% vested in all equity awards.

•	Retirement Benefits. Mr. Smith is eligible to receive a benefit under the ESP, in an amount calculated using the greater of his actual years of service or 20 years of service.

•	Other. If Mr. Smith or Mr. Wright retires because a successor CEO or CFO, as applicable, is elected, and subject to the executive assisting in the CEO or CFO transition process, as applicable, he will receive a special bonus award representing the difference, if any, between his actual pension benefit under the ESP (in the case of Mr. Smith, calculated using the greater of his actual years of service or 20 years of service) as of his date of retirement and the ESP pension benefit he would have received had he retired effective May 31, 2009 under the terms of the ESP (in the case of Mr. Smith, calculated using the greater of his actual years of service or 20 years of service).

Payments Made Upon Death.  Pursuant to their employment agreements, in the event of an NEO’s termination due to death, the NEO’s beneficiaries or estate will receive:

•	Severance. Each NEO will receive additional base salary (two additional years for Mr. Smith and one additional year for Messrs. Wright, Lewis and Parrish). Each NEO will also receive a pro rated bonus for the year of termination.

•	Equity Vesting. Each NEO will be fully vested in his stock options and restricted stock.

•	Retirement Benefits. Mr. Smith is eligible to receive a benefit under the ESP, in an amount calculated using the greater of his actual years of service or 20 years of service.

Payments Made Upon Disability.  Pursuant to their employment agreements, in the event of an NEO’s termination due to disability, the NEO will receive the following benefits:

•	Severance. Each NEO will receive additional base salary (two additional years for Messrs. Smith and Parrish and one additional year for Messrs. Wright and Lewis), offset by any payments that they would receive under our long-term disability plan for the period specified. Each NEO will also receive a pro rated bonus for the year of termination.

•	Equity Vesting. Each NEO will be fully vested in his stock options and restricted stock.

•	Retirement Benefits. Mr. Smith is eligible to receive a benefit under the ESP, in an amount calculated using the greater of his actual years of service or 20 years of service.

Payments Made Upon Involuntary Termination with Cause. In the event of an NEO’s termination with cause the NEO will not be entitled to additional benefits other than:

•	Retirement Benefits. In lieu of payment under the ESP, if Mr. Smith’s employment is terminated with cause prior to December 31, 2010, he will be entitled to supplemental annual retirement benefits with a present value lower than the present value of his accumulated benefit in the ESP. The first applicable supplemental retirement benefit will become payable six months after termination, and such supplemental retirement benefit will be payable each year through the remainder of Mr. Smith’s life, with a 50% right of survivorship.

Termination Tables

Potential Payments Upon a Termination Without Cause or With Good Reason

Compensation	Mr. Smith	Mr. Wright	Mr. Lewis	Mr. Parrish
Components	($)	($)	($)	($)
Severance (1)	5,720,000	2,293,200	2,800,000	1,700,000
Value of Accelerated Equity (2)	667,581	604,348	712,762	308,940
Retirement Benefits	- (3)	-	-	1,034,130 (4)
Health Benefits (5)	57,152	35,274	40,674	300,000
Total	6,444,733	2,932,822	3,553,436	3,343,070

(1)	Other than for Mr. Lewis, the severance amounts include an amount equal to two times the sum of each NEO’s base salary and his target annual bonus, one-half of which will be paid in a lump sum as administratively practicable following six months after termination, and one-half of which will be paid during the two-year period beginning as soon as administratively practicable following six months after termination in the same manner as if the NEO had remained an active employee. The severance amount also includes a pro rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year. For Mr. Lewis, the severance amount is pursuant to the Amended Lewis Agreement and will be paid one-half in a lump sum as soon as administratively practicable following six months after termination and one-half will be paid in substantially equal monthly installments during the two-year period beginning as soon as administratively practicable following six months after pursuant to the terms of his employment agreement as in effect on December 31, 2009, Mr. Lewis would have been entitled to severance in the amount of $2,660,000.

(2)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2009 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2009 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of the Company’s common stock as of December 31, 2009. Each NEO will continue to vest in all stock options and restricted stock awards over the two-year period commencing on the date of termination. Any unvested phantom stock options will be forfeited.

(3)	Mr. Smith’s retirement benefit is based on 20 years of service, as specified in his employment agreement. This benefit is included in the calculation of the present value of his accumulated benefit in the “Pension Benefits in 2009” table included in this Proxy Statement.

(4)	Mr. Parrish will receive additional years of service credit and age credit under the ESP as if he had attained age 55 and completed 20 years of service.

(5)	For each NEO, the amount represents the estimated health and welfare benefits provided to the executive. The continuation of all health benefits for each NEO, other than Mr. Parrish, will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. For Mr. Parrish, if he is terminated prior to his 55th birthday, the continuation of all health benefits will continue until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer.

Potential Payments Upon a Termination in Connection with a Change-in-Control

Compensation	Mr. Smith	Mr. Wright	Mr. Lewis	Mr. Parrish
Components	($)	($)	($)	($)
Severance (1)	8,580,000	3,439,800	3,325,000	2,550,000
Value of Accelerated Equity (2)	667,581	830,181	992,781	417,340
Retirement Benefits (3)	-	900,258	-	251,588
Health Benefits (4)	57,152	35,274	40,674	300,000
Gross-up (5)	-	-	-	1,074,300
Total	9,304,733	5,205,513	4,358,455	4,593,228

(1)	For Mr. Smith, the severance amount includes a lump sum amount equal to three times the sum of his base salary plus his target annual bonus for the year of the change-in-control or the average of the actual bonus percentages earned for the bonuses paid for the three years prior to the change-in-control, and a bonus equal to 250% of his base salary, pro rated as of the date of termination. For Messrs. Wright and Parrish, the severance amounts include a lump sum amount equal to three times the sum of base salary plus target annual bonus and a pro rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year. For Mr. Lewis, the severance amount is pursuant to the Amended Lewis Agreement and will be payable in a lump sum if the applicable change-in-control qualifies as a change-in-control event within the meaning of Section 409A of the Internal Revenue Code, and otherwise such amount will be paid one-half in a lump sum and one-half in substantially equal monthly installments during the two-year period beginning as soon as administratively practicable following six months after termination. Pursuant to the terms of his employment agreement as in effect on December 31, 2009, Mr. Lewis would have been entitled to severance in the amount of $3,990,000.

(2)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options and phantom stock options as of December 31, 2009 over the grant price of the options that accelerates in connection with the change-in-control. The value also includes the fair market value of the unvested restricted stock as of December 31, 2009 that accelerates in connection with the change-in-control. The value of the accelerated restricted stock was calculated using the fair market value of the Company’s common stock as of December 31, 2009. Each NEO will be fully vested in all stock options, restricted stock and phantom stock options.

(3)	Mr. Smith’s retirement benefit is based on 20 years of service, as specified in his employment agreement. This benefit is included in the calculation of the present value of his accumulated benefit in the “Pension Benefits in 2009” table included in this Proxy Statement. The retirement benefit for Messrs. Wright and Parrish reflects the value of the three additional years of service credit and the additional incremental Medicare tax gross-up, using the same assumptions as of December 31, 2009 that are used for financial reporting purposes, as discussed under the heading “Pension Benefits in 2009,” contained in this Proxy Statement. Pursuant to the Amended Lewis Agreement, the retirement benefit for Mr. Lewis was eliminated. Mr. Lewis would have been entitled to a retirement benefit with a value of $812,849, pursuant to the terms of his employment agreement as in effect on December 31, 2009.

(4)	For each NEO, the amount represents the estimated health and welfare benefits provided to the executive. The continuation of all health benefits for each NEO, other than Mr. Parrish, will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. For Mr. Parrish, if he is terminated prior to his 55th birthday, the continuation of all health benefits will continue until the earliest to occur of Mr. Parrish’s death or the date he becomes covered by a comparable benefit by a subsequent employer.

(5)	The amount in the table is based on an Internal Revenue Code Section 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. Only Mr. Parrish would have received a tax gross-up for a termination in connection with a change-in-control as of December 31, 2009. Pursuant to the Amended Lewis Agreement, this benefit was eliminated for Mr. Lewis.

Potential Payments Upon a Termination Due to Retirement

Compensation			Mr. Lewis	Mr. Parrish
Components	Mr. Smith (1)(2)($)	Mr. Wright (2)($)	($)	($)
Severance (3)	2,600,000	553,700	-	-
Value of Accelerated Equity	667,581 (4)	830,181 (4)	-	-
Total	3,267,581	1,383,881	-	-

(1)	Mr. Smith’s retirement benefit is based on 20 years of service, as specified in his employment agreement. This benefit is included in the calculation of the present value of his accumulated benefit in the “Pension Benefits in 2009” table included in this Proxy Statement.

(2)	Assuming that Messrs. Smith and Wright retired because a successor CEO or CFO, as applicable, was elected and the executive assisted in the CEO or CFO transition process, Messrs. Smith and Wright would be entitled to receive a special bonus award representing the difference, if any, between their actual pension benefit under the ESP (in the case of Mr. Smith, calculated using the greater of his actual years of service or 20 years of service) as of his date of retirement and the ESP pension benefit he would have received had he retired effective May 31, 2009 under the terms of the ESP (in the case of Mr. Smith, calculated using the greater of his actual years of service or 20 years of service); however, this bonus would have had no value as of December 31, 2009.

(3)	For Messrs. Smith and Wright, the amount includes continued base salary for the remainder of the term of each of their employment agreements and a pro-rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year. These payments assume that Messrs. Smith and Wright retired because a successor CEO or CFO, as applicable, was elected and the executive assisted in the CEO or CFO transition process. The severance amount for each NEO includes, per the terms of the Company’s annual incentive compensation program, a pro rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year.

(4)	For Messrs. Smith and Wright, the value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options and phantom stock options as of December 31, 2009 over the grant price of the options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2009 that accelerates in connection with the termination event. For Messrs. Smith and Wright, all unvested equity awards (including stock options, restricted stock, stock appreciation rights, and phantom stock options) will immediately vest upon termination. This acceleration assumes that Messrs. Smith and Wright retired because a successor CEO or CFO, as applicable, was elected and the executive assisted in the CEO or CFO transition process. Any unvested equity awards for Messrs. Lewis and Parrish will be cancelled.

Potential Payments Upon a Termination Due to Death

Compensation	Mr. Smith	Mr. Wright	Mr. Lewis	Mr. Parrish
Components	(1)($)	($)	($)	($)
Severance (2)	2,600,000	637,000	700,000	500,000
Value of Accelerated Equity (3)	667,581	830,181	992,781	417,340
Total	3,267,581	1,467,181	1,692,781	917,340

(1)	Mr. Smith’s retirement benefit is based on 20 years of service, as specified in his employment agreement. This benefit is included in the calculation of the present value of his accumulated benefit in the “Pension Benefits in 2009” table included in this Proxy Statement.

(2)	The severance amounts include additional years of base salary (two years for Mr. Smith and one year for the other NEOs) and a pro rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year.

(3)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2009 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2009 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of the Company’s common stock as of December 31, 2009. Each NEO will be fully vested in his stock options and restricted stock with up to one year for the executive’s estate or beneficiary to exercise stock options. Any unvested phantom stock options will be forfeited.

Potential Payments Upon a Termination Due to Disability

Compensation	Mr. Smith	Mr. Wright	Mr. Lewis	Mr. Parrish
Components	($)	($)	($)	($)
Severance (1)	2,240,000	457,000	520,000	640,000
Value of Accelerated Equity (2)	667,581	830,181	992,781	417,340
Total	2,907,581	1,287,181	1,512,781	1,057,340

(1)	The severance amounts include additional years of base salary (two years for Messrs. Smith and Parrish and one year for Messrs. Wright and Lewis), offset by any payments that they would receive under our long-term disability plan for the period specified, and a pro rated bonus for the year of termination, which would have had no value as of December 31, 2009 as bonuses were not paid for the year.

(2)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2009 over the grant price of the stock options that accelerates in connection with the termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2009 that accelerates in connection with the termination event. The value of the accelerated restricted stock was calculated using the fair market value of the Company’s common stock as of December 31, 2009. Each NEO will be fully vested in his stock options and restricted stock with up to one year from the date of termination due to disability to exercise stock options. Any unvested phantom stock options will be forfeited.

Potential Payments Upon a Termination With Cause

Compensation	Mr. Smith (1)	Mr. Wright	Mr. Lewis	Mr. Parrish
Components	($)	($)	($)	($)
Retirement Benefits	-	-	-	-

(1)	In lieu of any payment under the ESP, Mr. Smith is entitled to an annuity with a present value of $8,605,688. The first applicable supplemental retirement benefit will become payable six months after termination of Mr. Smith’s employment with us, and such supplemental retirement benefit will be payable each year to him through the remainder of his life, with a 50% right of survivorship. This retirement benefit is lower than the present value of his accumulated benefit in the ESP of $15,552,641, based on 20 years of service that Mr. Smith would receive under other termination scenarios.

Finnerty Separation Agreement.  We entered into the Finnerty Separation Agreement, effective March 31, 2010 (the “Separation Date”). Under the terms of the Finnerty Separation Agreement, Mr. Finnerty will consult with the CEO from time to time at the CEO’s request, but not more than eight hours per week, regarding ongoing government affairs matters and special projects that may arise. As consideration for his consulting services, the Company will pay Mr. Finnerty the sum of $75,542 per month for six months following the Separation Date. Mr. Finnerty will also receive a one-time cash severance payment of $2,000,000, continued company paid health care for two and one-half years, continued vesting of all unvested stock options and restricted stock during the two-year period following the Separation Date, and two years after the Separation Date to exercise stock options granted after February 2, 2005. The Finnerty Separation Agreement also includes confidentiality, non-disparagement, non-disclosure, non-solicitation and release of claims covenants and other details regarding outplacement services and the benefits coverage applicable to Mr. Finnerty.

Goff Agreement.  We entered into the Goff Agreement, effective May 1, 2010. Pursuant to the Goff Agreement, if Mr. Goff terminates employment due to death, disability, without “cause,” with “good reason” or in connection with a “change-in-control” (each as defined in the Goff Agreement), the Inducement Awards and fiscal 2010 long-term awards will vest 100% upon such termination. The Goff Agreement otherwise contains termination and change-in-control provisions that are similar to those of the other NEOs (described above).

INFORMATION ABOUT THE ANNUAL MEETING

Record Date	April 12, 2010

Quorum
•      Majority of shares outstanding on the record date must be present in person or by proxy

•      Abstentions, broker non-votes (described below) and shares as to which a stockholder withholds voting authority will be included for purposes of determining the presence of a quorum

Shares Outstanding	141,604,494 shares of common stock outstanding as of April 12, 2010

Matters To Be Voted On	• Election of the eight directors named in this Proxy Statement • Ratification of Ernst & Young LLP as our independent auditors for fiscal year 2010

Voting Recommendations of the Board	• “FOR” the proposed slate of directors • “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2010

Record Owners versus Beneficial Owners
•      Record Owners. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to these proxy materials is being provided directly to you by us.

•      Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name. Access to these proxy materials is being provided to you by your broker or nominee who is considered the stockholder of record with respect to those shares.

Voting for Record Owners
•      Vote by Internet, by going to the web address www.proxypush.com/tso and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 P.M. Eastern Time on June 3, 2010. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on June 1, 2010.

•      Vote by Telephone, by dialing 1-866-390-9971 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 P.M. Eastern Time on June 3, 2010. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on June 1, 2010.

•      Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 P.M. Eastern Time on June 3, 2010. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on June 1, 2010. If you vote by Internet or telephone, please do not mail your proxy card.

•      Vote by Attending the Annual Meeting. Photo identification will be required to attend the Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability.

Voting for Beneficial Owners	You will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

Participants in the Tesoro Corporation Thrift Plan and Retail Savings Plan	Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of the Company’s common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of the Company’s common stock allocated to such participant’s accounts will not be voted.

Changing Your Vote
Whether you vote by telephone, Internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•      Submitting a new proxy card bearing a later date;

•      Voting again by telephone or the Internet at a later time;

•      Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•      Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Vote Required to Adopt Proposals
•      Election of Directors. The election of directors requires a plurality vote of the votes cast at the meeting. “Plurality” means that the eight individuals receiving the highest number of “FOR” votes will be elected to the Board. Consequently, any shares as to which a stockholder withholds voting authority, and broker non-votes will not be counted in that nominee’s favor and therefore will have no effect on the outcome of the vote. Under the majority vote provision of our Corporate Governance Guidelines, in the event that a nominee fails to receive a greater number of votes “FOR” election than votes withheld, he is required to promptly tender his resignation. For more information, see “Proposal No. 1 — Election of Directors.”

•      Ratification of Independent Auditor. The ratification of the appointment of Ernst & Young LLP requires the affirmative “FOR” vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on the matter. Abstentions have the same effect as “AGAINST” votes, and broker non-votes will have no effect on the outcome of the vote.

Broker Non-Votes	A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under NYSE rules, your broker may vote shares held in street name on the ratification of the selection of our independent auditors without instruction from you. However, your broker may not vote these shares in the election of directors without instruction from you.

Voting Instructions	The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card or otherwise vote without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Voting Results	The preliminary voting results will be announced at the meeting. The final results will be published in a Current Report on Form 8-K that we will file within four business days after the annual meeting.

Proxy Solicitation
•      We will bear the cost of the solicitation.

•      In addition to the use of the Internet and mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise.

•      We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, or Innisfree, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $8,500, and will reimburse Innisfree for certain expenses.

STOCKHOLDER PROPOSALS

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 17, 2010. Such proposals also must comply with the requirements of Rule 14a-8. Proposals should be addressed to:

Corporate Secretary
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

The Company’s Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2011 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address:

•	Not earlier than the close of business on December 6, 2010, and

•	Not later than the close of business on March 6, 2011.

If the date of the annual meeting is moved more than 45 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after public announcement of the meeting date.

All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. You may contact the Corporate Secretary for a copy of the relevant Bylaw provisions.

HOUSEHOLDING OF PROXY MATERIALS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, until such time as one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or Notice of Internet Availability, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed on page 53 of this Proxy Statement, and we will promptly deliver a separate copy of these materials. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department at the number listed above or send a written request to our Corporate Secretary at the address listed on page 53 of this Proxy Statement. Beneficial owners who are receiving multiple copies and wish to receive only one, please notify your broker, bank or other nominee.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

Upon the written request of any person whose proxy is solicited hereunder, the Company will furnish without charge to such person a copy of its annual report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2009. Such written request is to be directed to:

Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Investor Relations

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 4, 2010: This Proxy Statement and our 2009 Annual Report on Form 10-K are available at www.proxydocs.com/tso.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

April 16, 2010

Appendix A
Smokestack Group

3M CO*
ABERCROMBIE & FITCH CO.
ACCENTURE LTD
AGL RESOURCES INC
AIR PRODUCTS & CHEMICALS INC.
ALCOA INC.
ALEXANDER & BALDWIN INC.
ALLEGHENY ENERGY, INC.
ALLETE INC.
ALLIANT ENERGY CORP.
ALTRIA GROUP, INC.
AMEREN CORP.
AMERICAN ELECTRIC POWER CO. INC.
AMERON INTERNATIONAL CORP.
ANADARKO PETROLEUM CORP.
ANHEUSER-BUSCH COMPANIES, INC.
ANN TAYLOR STORES CORP.
ARCHER DANIELS MIDLAND CO.
ARMSTRONG WORLD INDUSTRIES INC.
ASHLAND INC.
AVIS BUDGET GROUP, INC.
AVISTA CORP.
AVON PRODUCTS INC.
BALL CORP.
BEBE STORES, INC.
BELCO HOLDINGS
BIG LOTS INC.
BLACK HILLS CORP.
BLOCKBUSTER INC.
BLYTH INC.
BP PLC
BRADY CORP.
BRINKS CO.
BUILDING MATERIALS HOLDING CORP.
BUNGE LTD
BURGER KING HOLDINGS INC.
BURLINGTON NORTHERN SANTA FE CORP.
CABOT CORP.
CALGON CARBON CORPORATION
CALIFORNIA INDEPENDENT SYSTEM OPERATOR
CALLAWAY GOLF CO.
CALPINE CORP.
CAMERON INTERNATIONAL CORP.
CAMPBELL SOUP CO.
CARPENTER TECHNOLOGY CORP.

CATERPILLAR INC.
CB RICHARD ELLIS GROUP INC.
CELANESE CORP.
CENTERPOINT ENERGY INC.
CENTEX CORP.
CENTURY ALUMINUM CO.
CHENIERE ENERGY INC.
CHESAPEAKE ENERGY CORP.
CHEVRON CORP.
CHEVRON PHILLIPS CHEMICAL
CHIQUITA BRANDS INTERNATIONAL INC.
CHOICE HOTELS INTERNATIONAL INC.
CHS INC.
CITY PUBLIC SERVICE
CLECO CORP.
CLIFFS NATURAL RESOURCES INC.
CLOROX CO.
CMS ENERGY CORP.
COACH INC.
COCA COLA CO.
COCA COLA ENTERPRISES INC.
COINSTAR INC.
COLGATE PALMOLIVE CO.
COLORADO SPRINGS UTILITIES
COLUMBIA SPORTSWEAR CO.
CONAGRA FOODS INC.
CONOCOPHILLIPS
CONSOLIDATED EDISON INC.
CONSTELLATION ENERGY GROUP INC.
CONVERGYS CORP.
COOPER TIRE & RUBBER CO.
CORNING INC.
CORPORATE EXECUTIVE BOARD CO.
CROSS A T CO.
CSX CORP.
CVS CAREMARK CORP.
CYTEC INDUSTRIES INC.
DANA HOLDING CORP.
DEAN FOODS CO.
DELPHI CORP.
DELTA AIR LINES INC.
DELUXE CORP.
DEVON ENERGY CORP.
DOMINION RESOURCES INC.
DONALDSON CO. INC.
DOW CHEMICAL CO.
DPL INC.

DUKE ENERGY CORP.
DUPONT E I DE NEMOURS & CO.
DYNEGY INC.
EASTMAN CHEMICAL CO.
EASTMAN KODAK CO.
EATON CORP.
ECOLAB INC.
EDISON INTERNATIONAL
EL PASO CORP.
ELECTRIC POWER RESEARCH INSTITUTE
EMCOR GROUP INC.
ENERGEN CORP.
ENERGY NORTHWEST
ENTERGY CORP.
EPCO
EQUIFAX INC.
EVANS BOB FARMS INC.
EXELON CORP.
EXTERRAN HOLDINGS INC.
EXXON MOBIL CORP.
FERRELLGAS PARTNERS LP
FIRSTENERGY CORP.
FLEETWOOD ENTERPRISES INC.
FLOWERS FOODS INC.
FLUOR CORP.
FORD MOTOR CO.
FORTUNE BRANDS INC.
FPL GROUP INC.
FREEPORT MCMORAN COPPER & GOLD INC.
FULLER H B CO.
FURNITURE BRANDS INTERNATIONAL INC.
G&K SERVICES INC.
GAP INC.
GATX CORP.
GENERAL MILLS INC.
GENERAL MOTORS CORP.
GOODYEAR TIRE & RUBBER CO.
GREAT ATLANTIC & PACIFIC TEA CO. INC.
GREIF INC.
HANESBRANDS INC.
HARLEY DAVIDSON INC.
HARMAN INTERNATIONAL INDUSTRIES INC.
HASBRO INC.
HAYES LEMMERZ INTERNATIONAL INC.
HEINZ H J CO.
HERCULES INC.
HERSHEY CO.

HERTZ GLOBAL HOLDINGS INC.
HESS CORP.
HNI CORP.
HORMEL FOODS CORP.
HOST HOTELS & RESORTS, INC.
HOT TOPIC INC.
HUNTSMAN CORP.
IDACORP INC.
IDEX CORP.
IKON OFFICE SOLUTIONS INC.
IMS HEALTH INC.
INTEGRYS ENERGY GROUP, INC.
INTERNATIONAL FLAVORS & FRAGRANCES INC.
INTERNATIONAL GAME TECHNOLOGY
INTERNATIONAL PAPER CO.
INTERSTATE BAKERIES CORP.
ION GEOPHYSICAL CORP.
IRON MOUNTAIN INC.
ITT CORP.
J C PENNEY CO INC.
J CREW GROUP INC.
JACK IN THE BOX INC.
JACOBS ENGINEERING GROUP INC.
JARDEN CORP.
JEA
JOHNSON CONTROLS INC.
KBR, INC.
KELLOGG CO.
KENNAMETAL INC.
KIMBERLY CLARK CORP.
KIMCO REALTY CORP.
KOHLS CORPORATION
KRAFT FOODS INC.
KROGER CO.
LEAR CORP.
LEGGETT & PLATT INC.
LIMITED BRANDS INC.
LONGS DRUG STORES CORP.
LOWER COLORADO RIVER AUTHORITY
LYONDELL CHEMICAL CO.
MAGELLAN MIDSTREAM PARTNERS LP
MANPOWER INC.
MARATHON OIL CORP.
MARRIOTT INTERNATIONAL INC.
MARTIN MARIETTA MATERIALS INC.
MASCO CORP.
MATTEL INC.

MCDERMOTT INTERNATIONAL INC.
MCDONALDS CORP.
MDU RESOURCES GROUP INC.
MEADWESTVACO CORP.
MGE ENERGY INC.
MILLER HERMAN INC.
MINE SAFETY APPLIANCES CO.
MIRANT CORP.
MOLSON COORS BREWING CO.
MONACO COACH CORP.
MONSANTO CO.
MOSAIC CO.
MUELLER WATER PRODUCTS, INC.
MURPHY OIL CORP.
NALCO HOLDING CO.
NASH FINCH CO.
NATIONAL RENEWABLE ENERGY LABORATORY
NAVISTAR INTERNATIONAL CORP.
NEW YORK POWER AUTHORITY
NICOR INC.
NIKE INC.
NORDSTROM INC.
NORFOLK SOUTHERN CORP.
NORTHEAST UTILITIES
NORTHWEST AIRLINES CORP.
NORTHWEST NATURAL GAS CO.
NORTHWESTERN CORP.
NOVA CHEMICALS CORP.
NRG ENERGY, INC.
NSTAR
OAK RIDGE NATIONAL LABORATORY
OCCIDENTAL PETROLEUM CORP.
OFFICE DEPOT INC.
OGE ENERGY CORP.
OMAHA PUBLIC POWER
OMNOVA SOLUTIONS INC.
OSHKOSH CORP.
OTTER TAIL CORP.
OWENS CORNING
OWENS ILLINOIS INC.
PACIFIC GAS & ELECTRIC
PARKER HANNIFIN CORP.
PEPCO HOLDINGS INC.
PEPSIAMERICAS INC.
PEPSICO INC.
PETSMART INC.
PG&E CORP.

PHILLIPS VAN HEUSEN CORP.
PINNACLE WEST CAPITAL CORP.
PNM RESOURCES INC.
POLYMER GROUP INC.
POLYONE CORP.
PORTLAND GENERAL ELECTRIC CO.
PPG INDUSTRIES INC.
PPL CORP.
PRAXAIR INC.
PROCTER & GAMBLE CO.
PROGRESS ENERGY INC.
PUBLIC SERVICE ENTERPRISE GROUP INC.
PUGET ENERGY INC.
PULTE HOMES INC.
RALCORP HOLDINGS INC.
RAYONIER INC.
REGAL ENTERTAINMENT GROUP
RELIANT ENERGY
REVLON INC.
REYNOLDS AMERICAN INC.
ROHM & HAAS CO.
ROYAL DUTCH SHELL PLC
RSC HOLDINGS INC.
RYDER SYSTEM INC.
SAIC, INC.
SALT RIVER PROJECT
SARA LEE CORP.
SCANA CORP.
SCHLUMBERGER LTD
SCHWEITZER MAUDUIT INTERNATIONAL INC.
SCIENTIFIC GAMES CORP.
SCOTTS MIRACLE-GRO CO.
SEALED AIR CORP.
SEMPRA ENERGY
SHERWIN WILLIAMS CO.
SIGMA ALDRICH CORP.
SMITH A O CORP.
SMUCKER J M CO.
SMURFIT STONE CONTAINER CORP.
SOLUTIA INC.
SONOCO PRODUCTS CO.
SOUTHERN CO.
SOUTHERN UNION CO.
SPECTRA ENERGY CORP.
STAPLES INC.
STARBUCKS CORP.
STARWOOD HOTEL & RESORTS WORLDWIDE INC.

STEELCASE INC.
STP NUCLEAR OPERATING
SUNOCO INC.
SUPERVALU INC.
TARGA RESOURCES, INC.
TARGET CORP.
TAUBMAN CENTERS INC.
TELETECH HOLDINGS INC.
TEMPLE INLAND INC.
TENNESSEE VALLEY AUTHORITY.
TEREX CORP.
TERRA INDUSTRIES INC.
TEXAS PETROCHEMICALS.
TEXTRON INC.
TIMKEN CO.
TORO CO.
TUPPERWARE BRANDS CORP.
UAL CORP.
UIL HOLDINGS CORP.
UNDERWRITERS LABORATORIES
UNIFI INC.
UNION PACIFIC CORP.
UNISOURCE ENERGY CORP.
UNITED PARCEL SERVICE INC.
UNITED RENTALS INC.
UNITED STATES STEEL CORP.
UNITIL CORP.
USG CORP.
VALERO ENERGY CORP.
VISTEON CORP.
VULCAN MATERIALS CO.
WARNACO GROUP INC.
WASTE MANAGEMENT INC.
WENDYS INTERNATIONAL INC.
WENDY’S/ARBY’S GROUP, INC.
WESTAR ENERGY INC.
WEYERHAEUSER CO.
WHIRLPOOL CORP.
WHOLE FOODS MARKET INC.
WILLIAMS COMPANIES INC.
WISCONSIN ENERGY CORP.
WRIGLEY WM JR CO.
WYNDHAM WORLDWIDE CORP.
XCEL ENERGY INC.
YUM BRANDS INC.
ZALE CORP.

*	Companies highlighted comprise the “modified smokestack group.”

TESORO CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

01 Rodney F. Chase
02 Gregory J. Goff
03 Robert W. Goldman
04 Steven H. Grapstein
05 William J. Johnson
06 J.W. Nokes
07 Donald H. Schmude
08 Michael E. Wiley

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

For	Against	Abstain
☐	☐	☐

Please Sign Here ____________ Please Date Here ____________

Please Sign Here ____________ Please Date Here ____________

TESORO CORPORATION

INTERNET

Go To
www.proxypush.com/tso
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-390-9971
- Use any touch-tone telephone.
- **Have your proxy card ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your proxy card.
- Detach your proxy card.
- Return your proxy card in the postage-paid envelope provided.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

TESORO CORPORATION Edgarize on PCN 100 TESORO CORPORATION ANNUAL MEETING OF STOCKHOLDERS Date: June 4, 2010 Annual Meeting of Stockholders Time: 8:30 A.M. (Central Time) Place: St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 to be held on Friday, June 4, 2010 Please make your marks like this: Use dark black pencil or pen only for Holders as of April 12, 2010 The Board of Directors recommends you vote “FOR” each of the nominees listed in Item 1 and “FOR” Item 2. . provided INTERNET TELEPHONE 1: Election of 8 directors (all nominated as directors to serve for the term indicated in the Proxy Statement): 866-390-9971 01 Rodney F. Chase 05 William J. Johnson Go Towww.proxypush.com/tso tUse any touch-tone telephone. envelope 02 Gregory J. Goff 06 J.W. (Jim) Nokes tCast your vote online. OR tHave your proxy card ready. 03 Robert W. Goldman 07 Donald H. Schmude tView Meeting Documents. tFollow the simple recorded instructions. 04 Steven H. Grapstein 08 Michael E. Wiley MAIL Vote For Withhold Vote *Vote For All Nominees From All Nominees All Except OR tMark, sign and date your proxy card. tDetach your proxy card. tReturn your proxy card in the *INSTRUCTIONS: To withhold authority to vote for any postage-paid envelope provided. nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2010. and return just this portion in the For Against Abstain perforation All votes must be received by 11:59 P.M., Eastern Time, June 3, 2010. at the PROXY TABULATOR FOR TESORO CORPORATION This proxy when properly executed and returned will be voted carefully in the manner directed by the undersigned stockholder. If no P.O. BOX 8016 direction is given, this proxy will be voted FOR each of the CARY, NC 27512-9903 nominees in Item 1 and FOR Item 2. separate To attend the meeting and vote your shares Please in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed. EVENT # Please Sign Here Please Date Here CLIENT # Please Sign Here Please Date Here Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Tesoro Corporation Annual Meeting of Stockholders June 4, 2010, 8:30 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints CHARLES S. PARRISH and D. JEFFREY HAFFNER, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Friday, June 4, 2010, at 8:30 A.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come Please before the meeting. separate (TO BE SIGNED ON REVERSE SIDE) carefully at the perforation and return just this portion in the envelope provided .

ANNUAL MEETING OF STOCKHOLDERS

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

For	Against	Abstain
☐	☐	☐

____________________ Please Sign Here ____________________ Please Date Here

____________________ Please Sign Here ____________________ Please Date Here

INTERNET

Go To
www.proxypush.com/tso
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-390-9971
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Edgarize on PCN TESORO CORPORATION THRIFT PLAN TESORO CORPORATION THRIFT PLAN and /or 200 and /or TESORO CORPORATION RETAIL SAVINGS PLAN TESORO CORPORATION RETAIL SAVINGS PLAN ANNUAL MEETING OF STOCKHOLDERS Date: June 4, 2010 Annual Meeting of Stockholders Time: 8:30 A.M. (Central Time) to be held on Friday, June 4, 2010 Place: St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 Please make your marks like this: Use dark black pencil or pen only for Holders as of April 12, 2010 The Board of Directors recommends you vote “FOR” each of the nominees . listed in Item 1 and “FOR” Item 2. provided INTERNET TELEPHONE 1: Election of 8 directors (all nominated as directors to serve for the term 866-390-9971 indicated in the Proxy Statement): Go Towww.proxypush.com/tso Use any touch-tone telephone. envelope t tCast your vote online. Have your Voting Instruction Form ready. 01 Rodney F. Chase 05 William J. Johnson OR t tView Meeting Documents. Follow the simple recorded instructions. 02 Gregory J. Goff 06 J.W. (Jim) Nokes t 03 Robert W. Goldman 07 Donald H. Schmude 04 Steven H. Grapstein 08 Michael E. Wiley MAIL Vote For Withhold Vote *Vote For OR tMark, sign and date your Voting Instruction Form. All Nominees From All Nominees All Except tDetach your Voting Instruction Form. tReturn your Voting Instruction Form in the postage-paid envelope provided. *INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2010. and return just this portion in the For Against Abstain perforation All votes must be received by 11:59 P.M., Eastern Time, June 1, 2010. at the PROXY TABULATOR FOR This proxy when properly executed and returned will be voted carefully TESORO CORPORATION in the manner directed by the undersigned stockholder. If no P.O. BOX 8016 direction is given, this proxy will be voted FOR each of the CARY, NC 27512-9903 nominees in Item 1 and FOR Item 2. separate To attend the meeting and vote your shares Please in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed. EVENT # Please Sign Here Please Date Here CLIENT # Please Sign Here Please Date Here Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Tesoro Corporation Annual Meeting of Stockholders June 4, 2010, 8:30 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of 2010 Annual Stockholders Meeting to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Friday, June 4, 2010, at 8:30 A.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on April 12, 2010, at said meeting and at any adjournment or postponement thereof. Please Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting. separate (TO BE SIGNED ON REVERSE SIDE) carefully at the perforation and return just this portion in the envelope provided .